AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON DECEMBER 19, 2000

                             Sec File No. 333-43512
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
         --------------------------------------------------------------

                                 Amendment No. 2

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
         --------------------------------------------------------------

                               PVAXX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    COLORADO                  2821                           05-0499528

    (STATE OR OTHER           (PRIMARY STANDARD              (I.R.S. EMPLOYER
    JURISDICTION OF           INDUSTRIAL CLASSIFICATION      IDENTIFICATION NO.)
    INCORPORATION OR          CODE NUMBER)
    ORGANIZATION


                               PVAXX CORPORATION
                         12730 New Brittany Boulevard
                           Ft. Myers, Florida 33907
                                 941-274-9355

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            NADEAU & SIMMONS, P.C.
                           1250 TURKS HEAD BUILDING
                        PROVIDENCE, RHODE ISLAND 02903
                                 401-272-5800

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                WITH COPIES TO:
                            DENNIS W. BERSCH, CPA
                           633 W. WISCONSIN AVENUE
                                  SUITE 610
                             MILWAUKEE, WI 53203
                                 414-272-8800

                     APPROXIMATE DATE OF COMMENCEMENT OF
                         PROPOSED SALE TO THE PUBLIC:

                   As soon as practicable after approval.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

Title of            Maximum        Maximum
Securities          Amount         Offering      Aggregate     Amount of
to be               to be          Price         Offering      Registration
Registered          Registered     Per Share     Price         Fee
------------------------------------------------------------------------------


Common Stock,       2,400,000(1)   $   10.00     $ 24,000,000  $ 8,275.86
No Par Value

Common Stock,       4,708,985(2)   $     .01     $     47,090  $ 1,623.79
No Par Value

(1) Estimated solely for purposes of calculating registration fee. It is anticipated that the public offering price of the common stock will be approximately $10.00.

(2) Common stock owned by stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the book value of our common stock on a date within five (5) days prior to the date of filing of this registration statement (since no quote is now published, it was assumed at $0.01 for purposes only of calculating the filing fee).
------------------------------------------------------------------------------

                        INVESTING IN OUR COMMON STOCK
             INVOLVES CERTAIN RISKS. SEE RISK FACTORS ON PAGE 8.

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
         STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF
          THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
                             OF THIS PROSPECTUS.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.

We will amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                Subject to Completion Dated ______________, 2000

                               PVAXX CORPORATION

                               2,400,000 Shares
                                 Common Stock

This prospectus relates to the offer and sale, on a best efforts no minimum basis, of up to 2,400,000 shares of common stock, no par value of PVAXX Corporation ("PVAXX" or "Company"). We are selling the Shares on a best-efforts, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

Our officers, directors, current stockholders and any of their affiliates or associates may purchase shares in the offering. Prior to the offering, no public market has existed in our securities. We cannot guarantee that a trading market in the shares of common stock will ever develop.

We are subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act and are presently current in filing reports with the Securities and Exchange Commission.

Our corporate address is 12730 New Brittany Boulevard, Ft. Myers, Florida 33907. We estimate that total expenses will be approximately $75,000 in connection with this offering of our shares.

The registration statement of which this prospectus forms a part also relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. The Company will not receive any of the proceeds derived from the resale of the securities by the Selling Shareholders.

The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. The securities offered may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities.

The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations:

(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

(d) face-to-face transactions between sellers and 46 purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of a Selling Shareholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public. Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

Investments in our shares involve a high degree of risk. The shares have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              TABLE OF CONTENTS


Prospectus Summary
Risk Factors
     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                                   F-1


                                      PART I

                   Narrative Information Required in Prospectus

                    Inside Front and Outside Back Cover Pages
               See front and back cover pages of this prospectus.


                                PROSPECTUS SUMMARY

The following summary should be read in conjunction with the more detailed information and the financial statements.


THE COMPANY

PVAXX Corporation ("PVAXX") is a development stage company whose primary business is the development of a biodegradable polymer, which is distinguished by its relative environmental neutrality compared to competing products in a variety of commercial, industrial and consumer applications.

Our corporate headquarters are located at 12730 New Brittany Boulevard, Ft. Myers, Florida 33907, (941) 274-9355. Our transfer agent is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone: (303) 986-5400.

We are selling the Shares on a best-efforts, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

We plan to register the Shares, if necessary, to be sold in the offering in Florida, Washington, D.C., Colorado and New York. We will not sell Shares to any investor in a state unless the Shares are registered or qualified in such state or the sale of our Shares is exempt from registration or qualification. Purchasers in any subsequent trading market must be residents of states in which our securities are registered or qualified.

The Offering


Securities Offered by the Company (1).............2,400,000 shares of common stock.

Securities Outstanding Prior to the
  Offering........................................21,322,800 shares

Securities Outstanding Subsequent to the
  Offering........................................23,722,800 shares

Use of Proceeds...................................Production and manufacture of specialized polymers and for
                                                  working capital purposes.

Risk Factors......................................The common stock offered hereby involves a high degree
                                                  of risk and immediate and
                                                  substantial dilution. See
                                                  "Risk Factors"".

Proposed OTC Bulletin Board Symbol................Shares--"PVXX"
-------------------
(1) Concurrently with this Offering, the Company is registering the potential resale of the 4,708,985 shares of Common Stock previously issued to the Selling Shareholders.


                                  RISK FACTORS

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

1. The highly competitive biodegradable plastics market may negatively impact our business, prospects, financial condition and results.

The biodegradable plastics industry in which we operate is highly competitive. Some of our principal competitors in certain business lines are substantially larger and better capitalized. Because of these resources, these companies may be better able to obtain new customers and to pursue new business opportunities or to survive periods of industry consolidation. There can be no assurance that these threats of competition will not negatively impact our operations and results.

2. Our early development stage may lead to potential fluctuations in quarterly operating results that could have a material adverse effect on business, prospects, financial condition and results of operations.

Our business and prospects must be considered along with the risks, expenses and difficulties frequently encountered by companies in their early stages of development. The risks we face include, but are not limited to,

(a) general economic conditions and economic conditions specific to the biodegradable plastics industry;
(b) our ability to manage rapid growth;
(c) our ability to anticipate and adapt to a developing market and unforeseen changes;
(d) developments in our strategic partners' activities and direction;
(e) our ability to retain and attract customers;
(f) the level of competition in the biodegradable plastics industry;
(g) our ability to upgrade and develop its products and infrastructure and attract new personnel in a timely and effective manner;
(h) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
(i) governmental regulation.

To address these risks, we must, among other things:

(a) implement and successfully execute our business strategy;
(b) continue to develop and upgrade our products and technology;
(c) provide superior customer service;
(d) respond to competitive developments;
(e) attract, retain and motivate qualified personnel; and
(f) meet the expectations of our strategic partners.

There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

3. There can be no assurance that we will secure, or be able to protect any patents, trademarks or intellectual property.

On November 24, 2000, the Company received an International Preliminary Examination Report regarding International application No. PCT/GB99/02822, originally filed August 26, 1999. Reasoned statements under Article 35(2) with regard to novelty, inventive step and industrial applicability were confirmed favorably by the International Preliminary Examining Authority on all claims asserted (1-30) in connection with the application as follows:

     Novelty                    Yes:  Claims   1-30
                                No:   Claims   -

     Inventive step (IS)        Yes:  Claims   1-30
                                No:   Claims   -

     Industrial applicability   Yes:  Claims   1-30
                                No:   Claims   -

The Company is also the holder of the rights to patents published under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000.

The Company has applied for trademark protection in the United States and all other major-developed countries for the name PVAXX CORPORATION. There can be no assurance that existing or future patents or trademarks, if any, will adequately protect the Company. Also, there can be no assurances that any patent or trademark applications will result in issued patents or trademarks. In addition, there can be no assurances that the Company's patents or trademarks will be upheld, if challenged. The Company also faces the risk that competitors will develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its current European patents and trademarks, potential United States patent and trademarks, as well as the Company's products, do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Failure to do any of the foregoing could have a material adverse effect upon the Company.

In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action that may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

4. Our dependence on key personnel could negatively impact our financial condition and results of operations.

Our future success depends in large on part of the continued service of our key marketing, engineering and management personnel. We must also be able to continue to attract and retain qualified employees. The competition for such personnel is intense, and the loss of key employees could have a material effect on our financial condition and results of operations.

5. The control of the Company by principal shareholders, officers and directors could impede its shareholders from having any ability to direct affairs and business.

Our principal shareholders, officers and directors will beneficially own approximately eighty percent (80%) of our company's common stock. As a result, such persons will have the ability to control our company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our company.

6. Management's potential issuance of preferred stock may adversely affect holders of common stock or delay or prevent corporate take-over.

Our Articles of Incorporation provide that we may, from time to time, issue preferred stock in one or more series. The Articles of Incorporation authorize our Board of Directors to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The Board of Directors may authorize and issue Preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock could delay, defer or prevent a change in control of the Company, because the terms of preferred stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock.

7. Our stock price will be potentially volatile and may impede our ability to secure equity financing or complete business combination transactions on favorable terms to the Company.

There has been no public market for the Company's common stock. There can be no assurance that an active trading market will develop or be sustained. At a future date, provided a public market for the stock does develop, the market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products and/or services by the Company or its competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions. In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Significant fluctuations may impede our ability to secure equity financing or complete business combination transactions on favorable terms to the Company.

8. The possible need for additional financing may impeded our ability to manage operations at an optimal level.

Our ultimate success may depend upon the ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital. We will not investigate these issues until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source. Also, if additional capital is available, there can be no assurance that additional capital can be obtained on terms acceptable to the Company. If additional capital is not available, our operations will be limited to those that can be financed with our modest capital.

9. Our Company's indemnification of officers and directors may result in substantial expenditures by the Company.

Our Articles of Incorporation provide for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We will also bear the expenses of such litigation for any directors, officers, employees, or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

10.  Rule 144 sales may have a depressive impact on the Company's stock.

Certain of the outstanding shares of common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there will be no limit on the amount of restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

11. Required regulatory disclosure relating to low-priced stocks may negatively impact liquidity in our common stock.

As long as the trading price of the common stock is less than US$5.00 per share, trading in the common stock in the US secondary market is subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the US secondary market.

12. Current prospectus and state blue sky requirements may impede our ability to offer common stock in certain jurisdictions

We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so. Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.

                                 USE OF PROCEEDS

The net proceeds to the Company from the sale of the 2,400,000 shares of common stock offered hereby, are estimated to be approximately $24,000,000.
We are selling the Shares on a best-efforts, no minimum basis for a period of 360 days. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.
This offering will be sold on a first come, first serve basis.

Provided subscriptions exceed 2,400,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

There can be no assurances that any amount of the offering will be sold. In that event, there is a substantial risk to us that failure to receive proceeds from this offering may significantly restrict our business operations.

The Company will not receive any proceeds from the sale of securities by the Selling Shareholders.


The Company intends to utilize any proceeds approximately as follows:

                     $1,000,000   $5,000,000   $10,000,000   $15,000,000   $24,000,000
                     Amount of    Amount of    Amount of     Amount of     Amount of
                     Proceeds     Proceeds     Proceeds      Proceeds      Proceeds
                     Raised       Raised       Raised        Raised        Raised

--------------------------------------------------------------------------------


Production and       10,000 tons  50,000 tons  100,000 tons  150,000 tons  240,000 tons
Shipping of PVAXX    of product   of product   of product    of product    of product
special polymers(1)
-------------------------------
(1) Represents all expenditures required to manufacture and ship PVAXX specialized polymers to customers throughout the world.


The foregoing represents the Company's best estimate of its allocation of the net proceeds of this offering based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications which may be encountered, changes in economic or competitive conditions and the results of the Company's sales and marketing activities may make shifts in the allocation of funds necessary or desirable. Management will have broad discretion to determine the use of proceeds.

The Company believes that obtaining net proceeds of at least $1,000,000, together with the cash generated from operations, will be sufficient to support the Company's anticipated growth, expansion and marketing efforts for at least 18 months following the completion of this Offering. There can be no assurances that the Company will be able to obtain at least $1,000,000 of net proceeds on a timely basis, or at all. In such event, the Company may be unable to complete its current plans for expansion. If the Company requires additional financing and is unable to obtain it, the Company's operations will be materially adversely effected.

We have wide discretion in the use of our proceeds. We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in our best interest and the best interest of our shareholders. As a result, our success will be substantially dependent upon the discretion and judgment of our management. The application and allocation of the net proceeds of the offering are determined by discretion and judgment of our management.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when it deems appropriate, issue Company newsletters and update our website at www.pvaxx.com.

We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as the Company is subject to those requirements.


                         DETERMINATION OF OFFERING PRICE

Prior to this Offering, there has been no public market for the Securities. The initial public offering price for the common stock has been determined by the Company. Among the factors considered were the market price of the Company's common stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, and the general condition of the securities market at the time of this Offering. The public offering price of the common stock does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

The Company anticipates that the common stock will be submitted for quotation on the Over-the-Counter Bulletin Board ("OTC:BB") under the symbol "PVXX", but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation.

                                 CAPITALIZATION

The following is the capitalization of our company as of June 30, 2000.


                                                 AMOUNT TO BE
                       AMOUNT       AMOUNT       OUTSTAND. UPON
TITLE OF CLASS         AUTHORIZ.    OUTSTAND.    ISSUANCE OF ALL SHARES
--------------------------------------------------------------------------------

Common Stock,
No par value           40,000,000   21,322,800   23,722,800

Preferred Stock        10,000,000   10,000,000   10,000,000


The following table sets forth the capitalization of the Company as of September 30, 2000. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                                                     Actual
                                                     -------------

Long-term Debt                                       $         -0-
Stockholders' equity:

Common stock (no par value)                               204,200
40,000,000 shares authorized; 21,322,800
shares issued and outstanding (actual) and
23,722,800 (as adjusted)
Preferred Stock, 10,000,000 shares
authorized;
     Series A Convertible                                 100,000

Additional paid-in capital                                217,914
Retained earnings                                        (469,494)
Currency Conversion                                         88.82
Total stockholders' equity                            $    61,502
Total capitalization                                  $    61,502
-------------------------------------------------

                             PLAN OF DISTRIBUTION

Conduct of the offering

We hereby offer the right to subscribe for 2,400,000 shares at $10.00 per share on a best-efforts, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. We will not compensate any person in connection with the offer and sale of the shares.

Our board members, Henry Stevens and Bryan Wade, or additional officers as they are appointed, shall distribute prospectuses related to the offering. We estimate that they will distribute approximately 50 to 100 prospectuses, limited to acquaintances, friends and business associates, most of whom will not be citizens of the United States.

Henry Stevens and Bryan Wade shall conduct the offering of the shares. Although Mr. Stevens and Mr. Wade are an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, they will not be deemed to be a broker because:

- they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

- they will not be compensated in connection with the sale of our shares;

- they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

- they shall restrict their participation to the following activities:

  (i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

  (ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

  (iii) performing ministerial and clerical work involved in effecting any transaction.

As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

Method of subscribing

Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $10.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "PVAXX Corporation". Provided subscriptions exceed 2,400,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 5% of the shares. Such purchases may be made in order to obtain at least $1,200,000 of net proceeds in this offering. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date

The offering will end the earlier of the receipt of subscriptions for 2,400,000 shares or 360 days from the date of the prospectus.

Limited State Jurisdictions Where Securities Are to be Offered

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors", as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented. Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Upon approval, the securities will be offered in at least the following jurisdictions by salespersons of the issuer:

Florida       Washington, D.C.
Colorado      New York

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that the Company register the shares in the state in which such investor resides. However, the Company is under no obligation to do so, and may refuse any such request.

Special Standards for Securities Sold in California

Each California investor must have an annual gross income of at least $65,000 and a net worth, exclusive of home, furnishings and automobiles, of at least $250,000, or in the alternative, a net worth, exclusive of home, furnishings and automobiles, of at least $500,000. In addition, an investor's total purchase may not exceed 10% of such investor's net worth.

Investor Relations Arrangements

Our company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.


                              LEGAL PROCEEDINGS

Neither our company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.

             DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Management

Members of Management will devote their full time and attention to the operations of the Company.

The following table sets forth the ages of and positions and offices presently held by each Director of the Company.


                               Date First
                               Became            Positions and Offices
Name                 Age       Director          With the Company
--------------------------------------------------------------------------------

Henry Stevens(1)     37        June 26, 2000     President and Director

Bryan Wade(1)        53        June 26, 2000     Vice President, Secretary and
                                                 Director
--------------------------------------------------------------------------------


(1)  The persons listed are the sole officers and directors of the Company.

The board plans to adopt stock option plans and incentive-based restricted stock plans for officers, directors and employees of the Company although terms and conditions have not been established or agreed upon. Otherwise, management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

Although the Company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of the Company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that the biodegradable plastics industry is rapidly expanding and may not afford the opportunity to proxy shareholders each time our management needs to authorize additional shares.

Personal Biographies and Summary of Experience

HENRY STEVENS, President and Director

From 1979 to 1986, Mr. Stevens was the Agricultural Manager in Bisley, UK. From there, Mr. Stevens was a design consultant in packaging development at Deranged Design from 1987 to 1993. It was here that Mr. Stevens first became involved with PVA polymers. He was Managing Director at Churchill Technology
(IOM) Ltd., which is a PVA technology company. He then served as Managing Director of FIP Holdings, Ltd., which is a PVA development company until 1997. In 1998, Mr. Stevens began serving as Managing Director of PVAXX Group. His experience with PVA materials, particularly in young companies, will certainly be a valuable tool in PVAXX's development.

Mr. Stevens is a director and shareholder of Jumik Investments, Inc., and investment holding company that he controls and manages.

BRYAN WADE, Vice President and Director

Mr. Wade has extensive sales and marketing experience, beginning in 1985, when he served as Director of Multi-National Sales and Marketing at CFS. Mr. Wade held similar positions in Weststar Marketing and SAS Marketing Ltd. In 1995 Mr. Wade was sent to America to establish the US arm of SAS Ltd. SAS Inc. started trading in February of 1996, selling a US made product into the motor industry in Florida, By the following year, SAS Inc. had achieved the position as the number one distributor for this product throughout the United States.

Early in 2000, Mr. Wade joined PVAXX as a Vice President, overseeing all sales and marketing for the company. Still acting as the President of SAS Inc., his role in the Company is more on an advisory basis with regard to sales and administration.

LAURENCE CALLOW, Chief Executive Officer

Mr. Callow is a successful General Manager with a marketing and business development background in OTC healthcare, fmcg and food technology where he has helped to establish a new high-technology sweetener production plant from scratch in Dubai, U.A.E. He also helped launch a new sweetener business for Tate & Lyle in Jeddah, Saudi Arabia, developed the European Marketing Strategy for a sweetener product for Tate & Lyle in a joint venture with Johnson & Johnson, and has introduced a new pace and focus to the Category Development Trade Marketing Team at Pepsico Food International by reorganizing the function to significantly reduce cost.

Mr. Callow was Managing Director and Vice President -Group Business Development for Concept Foods International from 1998-Present. He was also the General Manager, Sales and Marketing-USC Middle East/Africa/Asia and European Marketing Manager for Tate & Lyle

International from 1994-1998, was Business Development Director for Holmes & Marchant Healthcare from 1992-1994, was Senior Trade Marketing Manager for Pepsico Foods International from 1990-1992, was the Group Brand Manager for GD Searle Pharmaceuticals from 1984-1989 and was Brand Manager for Warner Lambert Healthcare from 1980-1884.

Mr. Callow received a BSc (Hons) in Business Administration from Aston University, U.K. He is a Member of the Chartered Institute of Marketing
(MCIM) and completed the Senior Executive Development Programme while employed at Tate & Lyle.

JAMES Q. MATHIAS, ESQ., Vice President, Marketing

Mr. Mathias served as Director of Penchant Foods (London W3) from 1992-2000, where he directed expertise in all aspects of business management, buying, marketing, logistics, branding, packaging and new product development and sales. He was also Product Marketing Manager for Sony (VE) London from 1989-1991, and was Brand Manager for Times Corporation (London W7) from 1987-1989.

Mr. Mathias received a Post-graduate Diploma in Marketing from Bristol Polytechnic in 1987 and a Business Studies-HND from Brighton Polytechnic in 1985.
---------------------------------------------------------
Management Loans and Borrowing

The Company's executive officers and directors do not plan to negotiate loan agreements, nor do they have understandings between the Company and third parties. Certain of the Company's officers and shareholders have verbally agreed that they will advance to the Company some additional funds that the Company needs for operating capital. The Company will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

Consultants

The Company is a development stage company and currently has limited employees. Management of the Company expects to use attorneys and accountants as necessary. The need for additional employees and their availability will be addressed in connection with the decision whether or not to commence certain business objectives.

Since Company management has no current plans to use any outside consultants or advisors, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

Board of Directors

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified.

Number of Directors

Our board of directors currently consists of two directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our Company's preferred stock to elect additional directors.

Removal of Directors

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our Company's preferred stock.

Filling Vacancies on the Board of Directors

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Ability to Call Special Meetings

Special meetings of our Company's stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the chief executive officer.

Advance Notice Provisions for Stockholder Nominations and Proposals

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of our Company before the annual or special stockholder meeting.

Under our Company's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of our Company no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by our Company.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of our company within 10 days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days nor more than 90 days before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our Company.

A stockholder's notice to us must set forth all of the following:

-all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or reelection as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

-a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

-the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

-The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

-If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

Director Compensation

The directors of our Company, who are all executive officers as well, are not compensated for serving.

Limitation of Liability and Indemnification

Our Articles of Incorporation provide that a director of our Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Company or its shareholders,

(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(iii) for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

(iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock on September 30, 2000 by (i) each director and executive officer of our company, (ii) all directors and executive officers of our company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares:



----------------------------------------------------

                            COMMON STOCK

----------------------------------------------------
Name and address            # of               % of
of beneficial owner         shares             Class             Options
--------------------------------------------------------------------------------



Jumik Investments, Inc.     16,613,815          77.9000%          -
Henry Stevens, Majority
and Controlling Shareholder

Henry Stevens                   10,000          00.0005%          -

All Officers and
Directors as a Group        16,623,815          77.9600%          -


                            PREFERRED STOCK

----------------------------------------------------

Jumik Investments, Inc      10,000,000         100.000%           -
Henry Stevens, Majority
and Controlling Shareholder

The beneficial owners have sole voting and investment power with respect to the ownership and potential disposition of their securities.

Our management has advised that we may acquire additional shares of our common stock from time to time in the open market at prices prevailing at the time of such purchases.

Our company's key personnel bring a broad range of private and public management, corporate finance and technical skills to the Company.


                         DESCRIPTION OF CAPITAL STOCK

As of the date hereof, the authorized share capital of our company consists of forty million (40,000,000) common shares of which 21,322,800 common shares are issued and outstanding, and ten million (10,000,000) preferred shares 10,000,000 of which is designated as series A preferred stock of which 10,000,000 series A convertible shares are issued and outstanding. The following is a summary of the principal attributes of the share capital of our company.

Common Shares

The rights, privileges, restrictions and conditions attached to the common shares are as follows:

Voting

Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

Dividends

Subject to the preferences accorded to holders of series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a "Distribution", holders of common shares shall be entitled, subject to the preferences accorded to holders of the series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Company.

Preferred Shares

Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of our company undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our company's common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of authorized shares of undesignated preferred stock of our company may be reduced or eliminated by the affirmative vote of the holders of 80% of the outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

Attributes

Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

Liquidation

In the event of a Distribution, holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares of our company ranking junior to the preferred shares from time to time with respect to payment on a Distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Dividends

The holders of each series of preferred shares shall not be entitled to dividends.

Our Company has never paid any dividends on its common shares and intends to retain its earnings to finance the growth and development of our business and does not expect to pay dividends in the near future. The board of directors of our company will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

Restrictions on Transfer

Affiliates of our Company under the Securities Act of 1933, as amended are persons who generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include certain officers and directors of the company as well as principal stockholders of the company. Persons who are affiliates of the Company will be permitted to sell their shares of the company only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such exemptions afforded by
Section 4(1) or 4(2) of the Securities Act or Rule 144 thereunder.

Certain Protective Provisions

General

The articles and bylaws of our Company and the Colorado revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our Company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

The following briefly summarizes protective provisions contained in the articles, the bylaws and the Colorado revised statutes. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the Colorado revised statutes.

Our Company has one class of common stock issued and outstanding. Holders of our Company's common stock are each entitled to one vote for each share held.

Amendment of Articles of Incorporation

Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our Company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

- undesignated preferred stock
- matters relating to the board of directors, including the number of members, board classification, vacancies and removal
- the powers and authority expressly conferred upon the board of directors
- the manner in which stockholder action may be effected
- amendments to bylaws
- business combinations with interested stockholders of our Company
- indemnification of officers and directors of our Company
- the personal liability of directors to our Company or its stockholders for breaches of fiduciary duty
- the amendment of our Company's articles of incorporation

Amendment of Bylaws

Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.

Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Limitation of Liability of Directors

The Colorado revised statutes permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations.

Our articles of incorporation include such a provision to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

The Colorado revised statutes permit a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Colorado revised statutes. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers.

Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.

                          REGISTRAR AND TRANSFER AGENT

     Our transfer agent is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone: (303) 986-5400.


                     INTEREST OF NAMED EXPERTS AND COUNSEL
                           IN REGISTRATION STATEMENT

No expert named in this prospectus was paid on a contingent basis or had a material interest in our Company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

(a)any breach of the director's duty of loyalty to our Company or its shareholders;

(b)acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;

(c)any unlawful distribution as set forth in the General Corporation Law of the State of Colorado; or

(d)any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our company's directors to the fullest extent permitted by law. The bylaws also permit our company, through action of the board of directors, to indemnify the officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 144 and Shares Eligible for Future Sale

Upon the consummation of this Offering, the Company will have 23,722,800 shares of common stock outstanding. Only those sold in this Offering (2,400,000 shares of common stock) and shares registered for the accounts of certain Selling Shareholders (4,708,985) will be freely tradeable without restriction or further registration under the Securities Act, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act, as amended. All of the remaining 16,633,815 shares are deemed to be restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act, as amended, in that such shares were issued and sold by the Company in private transactions not involving a public offering, all of which are subject to lock-up restrictions described below.

One million two hundred thousand (1,200,000) shares of common stock are held by certain shareholders of the Company, issued pursuant to Rule 701. However, recent correspondence directed from the Commission to the NASD suggests that Rule 144 sales by founding affiliates or their successors/assigns will generally not be afforded an opportunity to rely on Rule 144 for "safe harbor" re-selling under such rule and will most likely only be able to transfer such securities pursuant to an effective registration statement filed under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this Offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair the Company's ability to raise capital through the sale of its equity securities.

Redistributions-Rule 144

Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that:

1)current public information be available regarding the issuer of the securities;

2)at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;

3)the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not;

4)the securities be sold in brokers' transactions or with a market maker;

5)Commission Form 144 be filed depending on the size of the transaction; and

6)the person filing the form has a bona fide intention to sell the securities within a reasonable time.

Secondary Trading Exemptions:

The National Securities Markets Improvement Act of 1996 provides for exemptive provisions applicable to the status of secondary trading in the securities following subsequent distributions to additional shareholders as follows:

Section 18(b) of the Securities Act of 1933, i.e., Subsection 18(b)(1), 18(b)(2), 18(b)(3) and 18(b)4 defines a covered security or federal covered security. Exempt from state regulation are (1) investment companies registered under the Investment Company Act of 1940; (2) certain securities listed on nationally-recognized stock exchanges; (3) offers or sales made to qualified purchasers; (4) certain transactions exempt from registration under the Securities Act of 1933; (5) investment advisers with assets over $25,000,000; and (6) Rule 506 offerings. States are still allowed to regulate smaller offerings, penny stocks, intrastate offerings, and certain limited offerings. Except for certain exchange-listed securities, the states may still require notice filings and have the power to require registration or suspend offerings for which notices have not been filed.

In particular, Section 18(b)(4)(A) provides that a security is a covered security with respect to a transaction that is exempt from registration pursuant to paragraph (1) or (3) of Section 4, and the issuer of such security files reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Section 4(1) of the Act exempts transactions by any person other than an issuer, underwriter, or dealer.

Section 4(3) of the Act exempts transactions by a dealer (including an underwriter no longer acting as an underwriter in respect of the security involved in such transaction), except--

(A) transactions taking place prior to the expiration of 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter;

(B) transactions in a security as to which a registration statement has been filed taking place prior to the expiration of 40 days.

Based upon the foregoing, we believe that secondary trading opportunities may exist pursuant to Sections 18(b)(4)(A), 4(1), 4(3) or 4(4) of the Act, in the states referenced above, provided that the Company continues to timely files reports required under Section 13 or 15(d) of the Exchange Act and effectuate any filings that may be required in each respective state listed above, if any.

Although the above information may provide secondary trading exemptions for shareholders, provided they sell in full compliance with Rule 144 of the Act, nonetheless, the Company must still timely file the reports required to be filed as prescribed by Section 13 or 15(d) of the Exchange Act and must file any required material with each respective state authority:

Unregistered Securities Issued or Sold Within One Year--
Recent Sales of Unregistered Securities.

The following transactions reflect the issuance during the previous year of securities not registered under the Securities Act.

On July 10, 2000, the Company completed a business combination with its predecessor as follows:

A Plan and Agreement of Share Exchange was executed on May 19, 1999, by and among Oak Brook Capital IV, Inc. and the Company, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transactions contemplated therein. Oak Brook was a shell corporation duly organized and validly existing under the laws of the state of Colorado.

At the Closing, each of the shareholders of the Company who were United States citizens executed and delivered to Oak Brook an investment representation letter statement in such form as reasonably requested by counsel. Oak Brook subsequently issued, on a share-for-share basis, shares of its common stock to each and every shareholder of the Company. Effectively, a change of control occurred with the Company assuming control of Oak Brook.

All such securities were issued to the shareholders of the Company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto.

All such sales were made in reliance on Section 4(2), 4(6) and/or Regulation D the Securities Act as transactions not involving a public offering. With regard to the reliance by the Company upon the exemption from registration provided under Section 4(2), 4(6) or Regulation D-Rule 506 of the Securities Act for the sales of securities disclosed above, inquiries were made by the Company to establish that such sales were qualified for exemption from the registration requirements.

Section 4(2) Sales

In particular, the Company confirmed that with respect to any exemption claimed under section 4(2) of the Securities Act:

(i) Each purchaser referred to gave written assurance of investment intent and certificates for the shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

(ii) Sales within any offering were made to a limited number of United States citizens. No general solicitation to the public was made in connection with such sales;

(iii) Each purchaser represented in writing that they (or in the case of corporate investors) that their management are sophisticated investors;

(iv) Neither the Company nor any person acting on our behalf offered or sold the shares by means of any form of general solicitation or general advertising;

(v) No services were performed by any purchaser as consideration for the shares issued; and

(vii) The purchasers represented in writing that they acquired the shares for their own accounts.

The Company will continue to take the following action to ensure that a public re-distribution of the shares does not take place:

(i) a restrictive legend will be placed on each stock certificate issued in connection with the founder transactions;

(ii) stop transfer order instructions will be placed on each stock certificate issued in connection with the founder transactions; and

(iii) shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

                                    BUSINESS


--------------------------------------------------------------------------------

                          IMPORTANT FACTORS RELATED TO
                FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS
--------------------------------------------------------------------------------


The statements contained in this registration statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on this date, and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Among the factors that could cause actual results to differ materially are the risk factors that may be listed from time to time in the Company's reports on Form 10-QSB, 10-KSB and registration statements filed under the Securities Act.

Forward-looking statements encompass the following:

-expectation that the Company can secure additional capital;
-continued expansion of the Company's operations through joint ventures and acquisitions;
-success of existing and new marketing initiatives undertaken by the Company;
 and
-success in controlling the cost of services provided and general administrative expenses as a percentage of revenues.

The forward-looking statements included in this document are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements were based on assumptions that:

-the Company would continue to expand;
-capital will be available to fund the Company's growth at a reasonable cost; -competitive conditions within the industry would not change materially or adversely;
-demand for the Company's services would remain strong;
-there would be no material adverse change in the Company's operations or business; and
-changes in laws and regulations or court decisions will not adversely or significantly alter the operations of the Company.

Assumptions relating to the above statements involve judgments with respect to future economic, competitive, regulatory and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate.

In light of the significant uncertainties inherent in the forward-looking information included in this document, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.


BUSINESS DESCRIPTION

Nature of Activities

PVAXX CORPORATION is the parent company of the PVAXX group of companies. The PVAXX CORPORATION group consists of:

-PVAXX Technologies Ltd, which holds patents and intellectual property; -PVAXX Research & Development Ltd, the company undertaking all ongoing trials and developments, which also does business as PVAXX Engineering, which designs and manufactures all of our machinery;
-PVAXX Soft Cap Systems which manufactures and supplies capsule making machinery; and
-PVAXX Europe, Ltd which is a dormant company with no operations.

The Company recently took possession of a newly built European HQ in England near Malmesbury in Wiltshire, which includes:

-3000 square feet sales offices;
-2000 square feet engineering departments;
-2000 square feet development labs; and
-4000 square feet manufacturing areas.

The Product

PVAXX is a completely biodegradable polymer. We believe PVAXX represents a genuine advance in polymer technology. Management feels that PVAXX will be a significant contributor to the reduction of negative environmental and ecological impacts of plastics. PVAXX offers the potential of practical solutions to worldwide waste disposal problems, as all products manufactured from PVAXX biodegrade into non-toxic elements when disposed of through water immersion or in landfill.

PVAXX is a newly formulated polymer, created by a patented process and manufactured from the chemical raw material Polyvinyl Alcohol 'pva' and other food-grade additives, which have been used in consumer markets for over 25 years. Thus its properties, both physical and toxicological, as well as its environmental impact from its bio-degradation on disposal, have been studied in depth.

PVAXX, is a stable, flexible polymer similar to other everyday polymers. It is available in various grades suitable for most product areas. PVAXX production consumes a very low level of energy as no external heat is introduced, creating potentially greater environmental advantages. PVAXX is significantly less expensive than other biodegradable polymers currently in the market.

Production

PVAXX specialized polymers are already in production. Product is currently being shipped in 50 Kilo drums to various potential customers at a price of $1,200 per ton. Although the Company provides samples of potential applications accompanying the PVAXX polymer shipment, prospective customers are responsible to complete their own trials and tests to determine whether PVAXX will be suitable for production of their products. If suitable, PVAXX may be used to enable the customer to produce products such as film, sheet, wrapping and packaging materials, fibers and mouldings with no toxic effects on the environment at an affordable cost.

The various technologies that make up PVAXX were either acquired by or developed within PVAXX Group. Development was undertaken within the Irish Government Research and Development Department, PERA, Leeds University and University of North London and within our own facilities both in England and in the Isle of Man. These entities have a wide range of experience in the development of laboratory led research and testing of polymers and plastic processes and products. More than a decade of associated research and over five years of laboratory and industrial assessment has gone into the development of PVAXX. This includes full industrial, scientific and technical assessment throughout its development.

PVAXX offers biodegradability at a cost that is competitive when compared with other plastics. Alternative products based on starch additives, fragment, but may not decompose. Those polymers that do biodegrade are generally expensive and can be difficult to process.

Target Market

PVAXX is a competitively priced material thus it can be used by the customer to manufacture basic and premium products. These include, but are not limited to, the following areas listed together with some consumption examples.

-Agricultural Agro-chem sachets, Mulch films, Plant pots Household Bags,
 Diapers, Drinking straws, Femcare products, Hangers, Incontinence pads, Sachets, Six pack rings Industrial Chemical sachets, Disposable clothing, Expanded foams, Gloves.

-Leisure Film canisters, Golf tees, Shotgun cartridges Medical Bedpans, Bowls,
 Cotton buds, Hospital curtains, 'One-use' sterile products, capsules.

PVAXX has been test marketed using a UK chemical/polymer distributor, enabling the Company to refine such things as packaging, grades and pricing. The manufacturing division is currently capable of producing up to 10,000 tons per annum of PVAXX. Management believes the Company has the ability to manufacture further production capacity to increase production by a further 20,000 tons per annum every 14 weeks when required. The raw materials used to produce PVAXX are all sourced from the major manufacturers such as, Nippon Gohsei, Omya, ECC, Chang Cheung, Unichema , Jordan Carbonate, etc.

Sales and Marketing

Markets

Eight percent of US household waste, over 13 million tons per year, is made up of plastics and is consigned to landfill. This is repeated throughout the developed world.

"....studies now confirm only 20 per cent of plastic waste could be recycled.." said Mr. Reg. McCabe director of the Plastics Industries
Association of Ireland......in the light of growing public concern about additional landfill sites.....business called on Government to help out with
136,000 tons of plastic packaging waste which are produced each year... PERA has completed a detailed market study for the Company showing an immediate market of 30 million tons in areas where PVAXX is cheaper or has other attributes that make it immediately superior to current polymers being used on the market today.

Marketing Plan

Management believes the Company offers a solution to customers and policy makers by offering the option of an environmentally friendly polymer such as PVAXX.

Press, Public Relations and Lobbying

Given the range of applications in all kinds of sectors in many parts of the world, Management feels the public relations potential for PVAXX is significant. The Company is beginning to create a multi language media relations program embracing both trade and technical media, together with national newspapers and magazines in appropriate sectors, such as food, fashion, pharmaceuticals etc.

Recent production of PVAXX has presented the opportunity for a media event in which we can effectively demonstrate the biodegradability of PVAXX. We can also supply all media and key people we target with a small case of samples that enables them to carry out their own experiments.

Environmental attributes such as complete biodegradability are regularly sought after by industry and policy makers especially due to plastic related issues such as:

-Low environmental rating from cradle to grave;
-Endocrine mimicry; and
-Waste and packaging problems including landfill over capacity, incineration and dioxin issue, take back requirements, recycling requirements, agricultural leaching etc.

Due to new research on phthalates and similar plastics that can cause endocrine mimicry, policy makers are looking at substitutes for such plastics to justify a ban. In addition, governments are also looking to find solutions to the high volumes of plastic waste accumulating in their landfills, the toxicity problems of plastic residue in soil, groundwater or via leaching directly into foodstuffs, and to the dioxin emissions when plastics are burned. These issues have led to interim solutions such as recycling, take back policies etc., but policy makers believe that the ultimate solution remains the complete biodegradability of plastics.

Marketing Strategy

In order to properly inform policy makers of the existence and benefits of PVAXX, Management intends to employ a two-tiered approach as follows:

(i) First, all relevant actors at the senior government level will be personally informed of the environmental attributes of PVAXX. As the debate on plastic products and waste develops, PVAXX must be seen developing in a pro-active industry producing a new, environmentally safe product;

Provided the Company convinces officials through sound research, development and environmental proof, new legislation adopted in its favor will likely be forthcoming, so long as the informing process has been conducted in a professional and diplomatic manner; and

(ii)Second, local and state governments and local authorities must also be approached.

Throughout the entire informational process, new elements or developments must be integrated into the strategy and used to influence each actor. In addition, we hope to forge alliances with parties also interested in changing national legislation to benefit cleaner plastics. These parties could be industry federations or representatives as well as respected non-governmental organizations.

Interactive Website

A live website, initially cast in 5 languages, with an active inquiry office and updateable news section, is available as part of our marketing strategy. The selling of PVAXX via the Internet, supported by our technical centre at www.pvaxx.com, provides 24-hour access to sales and technical information. PVAXX has already started to appoint polymer and chemical distribution agents, therefore increasing active promotion of PVAXX worldwide.

There is no advertising on our web site, nor are we entertaining potential advertising at this time. Accordingly, the Company has not been involved in the negotiation of preliminary agreements or understandings with any advertisers.

Profile Document

We plan to produce a publication about PVAXX and the environment. It is reflective of the website; but will be presented specifically for individuals who influence the purchase of plastics.

Advertising

Through advertising, the Company has an opportunity to gain exposure both to potential purchasers and those who can influence purchases. Media coverage of the Company will provide useful additional advertising for the product. We intend to place announcements of our product development in the FT, the Wall Street Journal, Paris Match etc. together with product advertisements in magazines in sectors such as food and drink, pharmaceuticals, etc.

Advertising Expenditure

We have budgeted approximately $160,000 for advertising with a possible growth from earnings to $800,000. We hope to have good exposure that will enable us to put PVAXX forward as a visible global brand. Of course, there can be no assurances that such advertising budget can be generated through the offering, internal operations or growth from earnings.

Competitive and Environmental Issues

General

The biodegradable plastics industry in which the Company operates is highly competitive. Some of the company's principal competitors in certain business lines are substantially larger and better capitalized than the Company. Because of these resources, these companies may be better able than the Company to obtain new customers and to pursue new business opportunities or to survive periods of industry consolidation.

Plastics have considerable utility but also result in significant amounts of waste--both during manufacture and following their use as products. Unfortunately this waste has a highly visible profile which, combined with its indefinite lifespan, does not allow the problem to diminish. As environmental issues become increasingly voiced, the use and disposal of traditional plastic materials (which currently are non biodegradable,) are becoming a cause for concern. Public opinion, i.e. regarding the threat to the environment, has caused the European Union to outline quality standards for products, production standards and pollution levels which will enable countries within the EU to tighten their legislation.

Incineration

Apart from requiring considerable amounts of energy, incineration will also produce vast quantities of gases, contributing to the 'greenhouse effect'. PVC, one of the commonest pollutants, when combusted produces hydrogen chloride, requiring expensive materials in the construction of incinerators along with downstream acid gas scrubbing equipment. Overall, incineration is expensive and creates further pollution.

Landfill

Land fill sites are expensive in terms of construction and management and tie up valuable land for indefinite periods. They are filling up and closing at a high rate so reducing the number of available sites.

Recycling

Recycling requires the physical separation on each waste site of all plastic from non plastic material. This process then has to be followed by the attempted sorting and segregation of different types of plastic from each other, without the benefit of chemical analysis. Next, the waste is transported to the recycling site for treating and re-analyzing before re-inclusion into a manufacturing process.

Recycling is a time consuming and expensive task that is open to accidental miss-sorting and subsequent abortive processing. To quote the British Plastics Federation Statistics Handbook:-"the problem for industry is that reprocess feedstocks are often of inconsistent quality and there remain concerns about incorporating reclaimed material into food or technical applications."

The problem is not confined to Western Europe. In the USA, where household waste stands at 190 million tons per annum, thirteen million of this represents plastic products which are delivered to landfill. Because of such pollution issues Japan now exports its waste and countries like Canada, Australia and France are in a similar position.

Other Degradable Polymers

Many plastics are now being marketed, at least partially, on their environmental merits. This may be for very different reasons based upon the following list of some degradable polymer manufacturers being divided into Synthetic polymers, Starch-based polymers, Biopolymers and Biocompostibles as follows:

Synthetic Polymers

-Carbonnages de France - have developed a polyurethane material used for mortuary shrouds.

-Union Carbide - have developed Caprolactone polyester for tree seedling containers.

Starch-based Polymers

-Warner-Lambert, USA. - 'Novon' product claimed to be suitable as a replacement for PS and PE in disposable product applications e.g. injection moulding of pharmaceutical capsules.

Biopolymers
(Plastic materials produced by micro-organisms)

-Monsanto, England - 'Biopol' (predominately polyhydroybutyrate)--promoted as
 'Nature's Plastic'. Basically a thermoplastic linear polyester used for bottles and mouldings. This relatively stiff material produced by biological fermentation of sugars to produce carbohydrates from which 'Biopol' is manufactured. Fully biodegradable.

Biocompostibles
(standard plastics with a starch additive)

-There are many companies in this category, but as only the starch additive biodegrades and the starch loaded derivatives do not fully biodegrade, they leave small particles of undegraded polyethylene, or other polymer and cause ecological dangers which have been under investigation.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 =====================================
                       YEAR ENDING JUNE 30, 2000
                 =====================================

Except for historical information, the discussion in this Form SB-2 contains forward-looking statements that involve risks and uncertainties. These statements may refer to the Company's future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expect", "anticipate", "believe", "intend", "plan" and similar expressions.

The Company's actual results could differ materially from those anticipated in such forward-looking statements. Factors that could contribute to these differences include, but are not limited to, the risks discussed in the section titled "Market Risks and other Business Factors" later in this Form SB-2.

Plan of Operation

The Company is producing a range of biodegradable polymers that may assist various customers produce agricultural, pharmaceutical, adhesives and food market products. The Company has spent the past several years developing its technology and is now delivering polymer for various customers operating in the following industries:

-Pharmaceutical;
-Industrial;
-Retail;
-Household;
-Agricultural;
-Leisure and Distributors.

Next 12 Months of Operations

(i) We intend to appoint a global distributor and ship significant production
quantities to customers late in the first quarter of 2001.   Average selling
prices will be $1,200 per ton for non-pharmaceutical grade and $9,000 per ton for pharmaceutical grade. Should the company need additional financing prior to achieving greater levels of sales, the President and majority shareholder may contribute additional capital to the company, or the company may decide to raise capital through the sale of equity. The Company will have the ability to increase its production capacity 10,000 tons with every $1,000,000 raised in connection with this offering. Presently, the Company has the ability to produce 10,000 tons at its facility located at Kemble Business Park, Nr Malmesbury, Wiltshire, UK.

(ii) We have completed all necessary product research and development needed to perform during the next 12 months. PVAXX specialized polymers are already in production. Product is being shipped in 50 Kilo drums to various potential customers. Although the Company provides samples of potential applications accompanying the PVAXX polymer shipment, prospective customers are responsible to complete their own trials and tests to determine whether PVAXX will be suitable for production of their products. If suitable, PVAXX may be used to enable the customer to produce products such as film, sheet, wrapping and packaging materials, fibers and mouldings with no toxic effects on the environment at an affordable cost;

(iii) We anticipate establishing an additional production facility in Dubai, UAE that will have the ability to produce 10,000 tons of PVAXX with every $1,000,000 raised in connection with this offering. The purchase and/or lease of significant equipment in connection with this facility is fully factored into the production of 10,000 tons for every $1,000,000 raised; and

(iv) We do not expect significant changes in the number of employees.

All PVAXX components have received EU and FDA approval for human consumption, via pharmaceuticals or food, allowing e.g. gelatine replacement in drug capsules and fertilizer and seed coatings.

We anticipate initial sales will be to the Italian market, where new legislation to ban a number of plastic applications is currently in the implementation phase. A development partner in each market sector has been identified and these customers will receive first deliveries. The pharma sector is being developed over the mid-term, and offers higher-margin opportunities. A PVAXX consumer awareness program will be also be implemented during this period, and a trade marketing program will support the distributor sales effort.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of June 30, 2000, reflects a current asset value of $441,589, and a total asset value of $1,225,804 in the form of cash and capitalized organizational costs.

The Company is hereby registering for the sale of equity in connection with the sale of 2,400,000 shares at approximately $10.00/share. The Company does not have any underwriting commitments for such sale of equity and cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

Notwithstanding the steps taken by us to raise additional capital, our immediate cash requirements are significant. We cannot assure you that we will be able to successfully realize cash flow from operations or that such cash flow will be sufficient. We believe that our existing and anticipated capital resources will enable us to fund our planned operations through Fiscal 2001. In addition, our annual and quarterly operating results may be affected by a number of factors, including the following:

- our ability to manage inventories, shortages of components or labor;
- the degree of automation used in the assembly process;
- fluctuations in material costs and the mix of material costs versus labor;
- manufacturing and overhead costs;
- price competition;
- the inability to pass on excess costs to customers;
- the timing of expenditures in anticipation of increased sales; and
- customer product delivery requirements.

Any one of these factors, or a combination thereof, could adversely affect us.

The Company believes that obtaining $1,000,000 of net proceeds from this offering will permit it to continue meeting its working capital obligations and fund the further development of its business for at least the next 12 months that will allow for an increase in production of not less than 10,000 tons of PVAXX. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If adequate funds are not available, the Company may be required to delay, scale back or eliminate its research, engineering and development or manufacturing programs or obtain funds through arrangements with partners or others that may require the Company to relinquish rights to certain of its technologies or potential products or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations.

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products, to introduce new products quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results. There can also be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and products going forward, that the costs associated with refining, enhancing and developing such strategies and products will not increase significantly in future periods or that the Company's existing technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Volatility of Stock Price

The Company believes factors such as the Company's liquidity and financial resources, quarter to quarter and year-to-year variations in financial results could cause the market price of the Company's common stock to fluctuate substantially. Any adverse announcement with respect to such matters or any shortfall in revenue or earnings from levels expected by management could have an immediate and material adverse effect on the trading price of the Company's common stock in any given period. As a result, the market for the Company's common stock may experience material adverse price and volume fluctuations and an investment in the Company's common stock is not suitable for any investor who is unwilling to assume the risk associated with any such price and volume fluctuations.

Sufficiency of Cash Flows

The Company believes that current cash balances and any cash generated from operations and from available debt or equity financing will be sufficient to meet its cash needs for working capital and capital expenditures for at least the next twelve months. Thereafter, if cash generated from operations is insufficient to satisfy the Company's liquidity requirements, management may seek to sell additional equity or obtain credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

Results of Operations

No revenues were received by the Company through June 30.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" issued by the Financial Accounting Standards Board, under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if on the weight of available evidence it is more likely than not that some portion or the entire deferred tax asset will not be realized.

                            DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 12730 New Brittany Boulevard, Ft. Myers, Florida 33907, (941) 274-9355. Our transfer agent is Our transfer agent is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone: (303) 986-5400.
 .
The Company executed a 3-Year Lease Agreement on May 23, 2000 with S.W. Enterprise Associates, Inc. to cover the 2,491 square foot corporate headquarter location. The Lease Agreement expires on May 31, 2003 and contains the following payment terms:

Year 1
Quarter     Base Rent     CAM             Tax            Monthly

1st Qtr.    $ 6,000.00    $   4,387.50    $    623.25    $  3,670.25
2nd Qtr.    $ 6,000.00    $   3,887.50    $    623.25    $  3,670.25
3rd Qtr.    $ 7,150.00    $   4,390.00    $    695.50    $  4,095.13
4th Qtr.    $ 8,100.00    $   4,390.00    $    749.50    $  4,163.33


Year 2      $ 33,695.00   $ 18,262.40     $  3,118       $  4,589.55
Year 3      $ 35,043.84   $ 18,992.90     $  3,242       $  4,773.25


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than their employment agreements with the Company, no material transactions involving the directors, senior officers or principal holders of the Company's securities have occurred since the Company was incorporated except for several loans previously made to the Company by the Company's principals.

The Company intends to indemnify its officers and directors to the full extent permitted by Colorado law. Under Colorado law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Transactions between the Company and its officers, directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.


                              EXECUTIVE COMPENSATION

The following executive compensation was paid for the year ended June 30, 2000, to our company's directors, officers or affiliates or other persons who were executive officers of the company as at June 30, 2000.


                                        Long Term Compensation
                                        -----------------------------------
               Annual Compensation

                         Compensation Awards
                         -----------------------------------

                                            Securities
Name and           Principal  Other Annual  Underlying     All Other
Position           Salary     Compensation  Options/(1)/   Compensation
                   ($)        ($)           (#)(           $)
---------------------------------------------------------------------------

Henry Stevens      -0-
12730
New Brittany Blvd.
Ft. Myers, Florida
33907
President and
Director

---------------------------------------------------------------------------

Bryan Wade         -0-
12799
New Brittany Blvd.
Ft. Myers, Florida
33907
Vice President and
Secretary

____________________________

Employment Agreements

Mr. Stevens has executed a five-year employment agreement whereby he will paid $600,000 per annum. Mr. Wade has also executed a three-year employment agreement whereby he will paid 120,000 the first year and $180,000 per annum thereafter.

Additional Compensation

The Company currently has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees. The Board of Directors may recommend one or more such programs for adoption in the future.

Director Compensation

Our Company does not reimburse directors for expenses incurred, if any, in attending meetings of the board of directors and does not pay director fees to directors for their service on the board.

Stock Option Plans and Compensatory Plans

Under the terms of our present consulting and advisory services plan, our Company is authorized to issue a maximum of 2,000,000 common shares from time to time, for the benefit of directors, officers, full time employees, consultants and advisors of our Company or its subsidiaries and companies wholly owned by these individuals.

We are contemplating the implementation of a new stock option and award-based plan designed to provide incentives to directors, executive officers and employees of our Company or its subsidiaries and companies wholly owned by these individuals in order to permit those persons to participate in the growth and success of our Company.

Any options so granted will be exercisable at the exercise price and for such period of time as may be determined by the board of directors and approved pursuant to the requirements of the applicable stock exchange, or if our securities are not listed on a stock exchange, then in accordance with the conditions established by the board of directors.

Any stock options will be non-transferable and terminate on the earlier of the expiration date or the 30th day following the day on which the director, officer or employee, as the case may be, ceases to be either a director, officer or employee of our company or any of its subsidiaries.

Indebtedness of Directors and Senior Officers and Promoters

No director, senior officer, promoter or other member of management or their respective associates or affiliates have been indebted to our Company at any time during the period ended June 30, 2000 or since that date.

    PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV)  & SUBSIDIARIES
                      (A DEVELOPMENT STAGE COMPANY)
                          FINANCIAL STATEMENTS
                              June 30, 2000


The following financial statements include a balance sheet as of June 30, 2000, statements of operations and deficit accumulated during development stage, statements of changes in stockholders' equity and statements of cash flows for the years ended June 30, 2000 and 1999 respectively, and for the period from May 1, 1998 (inception) through June 30, 2000.



                    PVAXX CORPORATION & SUBSIDIARIES



          Index to Financial Statements ...........................1
          Report of Independent Auditor ...........................2
          Balance Sheet ...........................................3
          Statements of Operations & Deficit Accumulated
          During Development Stage.................................4
          Statements of Changes in Stockholders' Equity ...........5
          Statements of Cash Flows ................................6
          Notes to Financial Statements ...........................7

                           September 20, 2000


Shareholders and Board of Directors
PVAXX CORPORATION
Fort Myers, Florida

                      REPORT OF INDEPENDENT AUDITOR

We have audited the accompanying balance sheet of PVAXX Corporation (formerly Oakbrook Capital IV) & Subsidiaries (a development stage company) as of June 30, 2000, and the related statements of operations and deficit accumulated during the development stage, changes in shareholders' equity, and cash flows for the years ended June 30, 2000 and 1999, respectively and for the period from May 1, 1998 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PVAXX Corporation & Subsidiaries as of June 30, 2000, the results of operations during the development stage, and its cash flows for the years ended June 30, 2000 and 1999 respectively, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company and all of its subsidiaries are in a development stage, and have yet to realize any revenue. This raises substantial doubt about the company's ability to continue as a going concern. Management's plan in regard to these matters are discussed in Note #9 The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Dennis W. Bersch, CPA
DENNIS W. BERSCH, CPA
Milwaukee, WI

                PVAXX CORPORATION (Formerly Oakbrook IV) & SUBSIDIARIES
                             (Development Stage Companies)
                     (With Auditor's Report of September 20, 2000)
                                  BALANCE SHEET
                                  June 30, 2000
                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and cash equivalents                      $  118,631
  Restricted cash and cash equivalents (Note 6)     299,970
  VAT tax refund receivable                          22,989
                                                 ----------
      Total current assets                       $  441,589

FIXED ASSETS:
  Machinery & equipment                          $  596,851
  Office equipment                                    9,698
  Furniture & fixtures                               45,496
  Motor vehicles                                     51,648
  Less accumulated depreciation                     (20,000)
                                                 ----------
      Net fixed assets                              683,694

OTHER ASSETS:
  Prepaid expenses                               $   31,469
  Deposits                                            4,349
  Patent rights (Note 1)                             64,703
                                                 ----------
      Total other assets                         $  100,521
                                                 ----------

      Total assets                               $1,225,804


                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                               $  125,667
  Current portion of long-term
    liabilities (Note 10)                           132,446
  Accrued wages-officers                            180,000
  Other accrued liabilities                         109,565
                                                 ----------
      Total current liabilities                  $  547,678

LONG TERM LIABILITIES:
  Notes payable (Note 10)                        $    4,427
  Capital lease to related parties (Note 10)        516,226
  Loans payable to officers/directors (Note 3)       95,971
                                                 ----------
      Total long term liabilities                $  616,624
                                                 ----------
      Total liabilities                          $1,164,302

(SHAREHOLDERS' EQUITY) (Exhibit 3)
  Preferred stock-no par value,
    10,000,000 shares authorized, issued
    and outstanding                              $  100,000
  Common stock-no par value, 40,000,000
    shares authorized, 21,322,800 issued and
    outstanding of which 90,000 shares are in
    escrow (Note #6)                                204,200
  Paid in Capital                                   217,914
  Accumulated other comprehensive income              8,882
  Deficit accumulated during the
    development stage                              (469,494)
                                                 ----------
      Total equity                                   61,502
                                                 ----------
      Total liabilities and equity               $1,225,804


The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                             (Development Stage Companies)
                 (With Auditor's Report of September 20, 2000)
         STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING
                                DEVELOPMENT STAGE
               For the years ended June 30, 2000 and 1999 and from May 1, 1998 (Inception) thru June 30, 2000

                                     September 30,      September 30,     Since
                                     2000               1999              Inception
REVENUE                              $          -       $          -      $         -
   Direct costs                                 -                  -                -
                                     ------------       ------------      -----------
Gross Profit                         $          -       $          -      $         -

OPERATING EXPENSES
   Development costs                 $     40,222                  -      $    40,222
   Finance costs                           22,647                              22,647
   Administrative costs                   384,192                  -          384,192
                                     ------------       ------------      -----------
      Total operating expenses            447,061                  -      $   457,286
                                     ------------       ------------      -----------
      Operating income (loss)        $   (447,061)                 -      $  (457,286)

OTHER INCOME AND (EXPENSES)               (12,208)                 -          (12,208)
                                     ------------       ------------      -----------
Net Operating Income (loss)          $   (459,269)                 -      $  (469,494)

INCOME TAXES                                    -                  -                -
                                     ------------       ------------      -----------

Deficit accumulated during the
  development stage                  $   (459,269)                 -      $  (469,494)
                                     ------------       ------------      -----------

PER SHARE INFORMATION
  Weighted average number of
    common shares outstanding          11,249,356          1,228,000       11,249,356

  Profit (loss) per share            $      (0.04)                 -            (0.04)
                                     ------------       ------------      -----------

  Fully diluted shares                 21,249,356                  -       21,249,356

  Profit (loss) per fully diluted
    share                            $      (0.02)                 -      $     (0.02)
                                     ------------       ------------      -----------

The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                             (Development Stage Companies)
                 (With Auditor's Report of September 20, 2000)
                      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        From inception through June 30, 2000

                                 Shares Issued
                             ---------------------
                                                                                                    Accumulated
                           Common       Preferred   Common      Preferred    Paid-in      Comprehensive    Retained
                           Stock        Stock       Stock       Stock        Capital      Income           Earnings     Equity
                           ----------   ---------   --------    ---------    --------     -------------    --------     -----------
Equity at Inception-
  Oakbrook IV                       -           -   $      -    $       -    $      -     $           -    $        -   $        -
 Issuance of common stock
   for services 5/5/98      1,228,000           -   $  4,200            -           -                 -             -        4,200

 Net loss for the period            -           -          -            -           -                 -       (10,225)     (10,225)
                           ----------   ---------   --------    ---------    --------     -------------    ----------   -----------
 Balance at 6/30/99         1,228,000           -   $  4,200    $       -    $      -     $           -    $  (10,225)      (6,025)

 Net loss for the period            -           -          -            -           -                 -             -            -
                           ----------   ---------   --------    ---------    --------     -------------    ----------   -----------
 Balance at 6/30/99         1,228,000           -   $  4,200    $       -           -                 -       (10,225)      (6,025)

Acquisition of subsidiary
  corporation by PVAXX

 Issuance of common
   stock 3/31/00           20,000,000           -   $200,000    $       -    $(217,914)               -             -      417,914
 Issuance of preferred
   stock 3/31/00                    -  10,000,000          -    $ 100,000            -                -             -      100,000

Shares issued by
  Oakbrook IV 5/19/00          94,800           -          -            -            -                -             -            -

Reverse merger with
  Oak Brook IV

 Shares issued by
   Oakbrook  5/19/00       20,000,000  10,000,000    200,000      100,000      217,914                -             -      517,914

Oakbrook shares acquired
  by PVAXX

 PVAXX common stock
  acquired  5/19/00       (20,000,000)          -   (200,000)           -     (217,914)               -             -     (417,914)
 PVAXX preferred stock
   acquired 5/19/00                 - (10,000,000)         -     (100,000)           -                -             -     (100,000)

Foreign currency
 translation adjustment             -           -          -            -            -            8,882             -        8,882

Net loss for the period             -           -          -            -            -                -      (469,269)    (469,269)
                          ----------- -----------  ---------     --------     --------        ---------     ---------   -----------
Balance at 6/30/2000       21,322,800  10,000,000    204,200      100,000      217,914            8,882      (469,269)      61,502
                          ----------- -----------    ---------   --------      --------       ---------     ---------   -----------
                                                                                             (Exhibit 1)    (Exhibits    (Exhibit 1)
                                                                                                                1 & 2)

The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                             (Development Stage Companies)
                 (With Auditor's Report of September 20, 2000)
                             STATEMENT OF CASH FLOWS
                For the years ended June 30, 2000 and 1999 and from May 1, 1998 (Inception) thru June 30, 1999

                                                                                         Since
                                          2000                 1999                      Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                 $     (459,269)      $           -             $   (469,464)
 Adjustments to reconcile net loss to
   net cash provided by (used in) operating
   activities:
  Depreciation & amortization             $       20,000       $           -             $     20,000
  (Increase) in VAT taxes receivable             (22,900)                  -                  (22,990)
  (Increase) in other assets                     (35,817)                  -                  (35,817)
  (Increase) in accounts payable                 115,443                   -                  125,667
  Increase in accrued liabilities                109,565                   -                  109,565
  Increase in accrued officer wages              180,000                   -                  180,000
                                          --------------        ------------             ------------
  Net cash provided by (used in) operating
    activities                            $      (92,978)       $          -             $    (93,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase/investment of intangible patent        (64,703)                  -                  (64,703)
 Purchase of equipment and improvements                -                   -                        -
                                          --------------        ------------             ------------
 Net cash provided by (used in) investing
   activities                             $      (64,703)       $          -             $    (64,703)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes & loans payable      $            -                   -                    7,097
 Increase in loans to Officers/Directors          95,971                   -                   95,971
 Proceeds from notes & loans payable-
   related parties
 Repayments of notes & loans payable             (57,692)                  -                  (57,692)
 Proceeds from sale of common stock                    -                   -                  417,914
 Proceeds from sale of preferred stock                 -                   -                  100,000
 Sale of common stock for services                 4,200                   -                    4,200
 Cash restricted by investor                           -                   -                 (299,970)
                                          --------------       -------------             ------------
 Net cash provided by (used in) financing
   activities                                     42,479                   -                  267,520
                                          --------------       -------------             ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH            8,882                   -                    8,882
                                          --------------       -------------             ------------
Increase in Cash and Cash Equivalents           (106,320)                  -                  118,631

Cash at beginning of period                            -                   -                        -
                                          --------------       -------------             ------------
Cash at end of period                     $     (106,320)                  -                  118,631
                                          --------------       -------------             ------------

Supplemental information:
 Interest expense                         $       12,208                   -                   12,208
 Income tax expense                                    -                   -                        -

Noncash investing and financing
  transactions:
 Acquisition of equipment                 $     (703,693)                                    (703,693)
 Capital equipment lease                         703,693                                      703,693
                                          --------------       -------------             ------------
     Total                                $            -                   -                        -


The accompanying notes are an integral part of these financial statements.

     PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV) & SUBSIDIARIES

                      NOTES TO FINANCIAL STATEMENTS
                           AS OF JUNE 30, 2000


NOTE  1  -  NATURE  OF  BUSINESS  AND  SUMMARY  OF SIGNIFICANT ACCOUNTING
            POLICIES

HISTORY OF THE REPORTING ENTITY
Originally named Oakbrook Capital IV, (Oakbrook IV) the original company reporting herein was formed in May 1998 in Colorado, with 40,000,000 shares of common and 10,000,000 shares of preferred stock authorized. It was registered with the SEC as one of a series of blank check companies seeking a business combination with an operating company. On May 19, 2000, Oakbrook IV entered into a share exchange agreement accounted for as a pooling of interests, with PVAXX Corporation, a development stage company.

PVAXX Corporation, formed in Florida in 2000, is the parent corporation of PVAXX Research & Development LTD, PVAXX, (Europe) LTD, and PVAXX Technologies LTD. PVAXX Corporation purchased net business assets at fair value of PVAXX Research & Development LTD and PVAXX Technologies LTD in exchange for 10,000,000 shares of its Preferred and 20,000,000 shares of its Common stock. The net business assets consisted of two patent applications described below, current liabilities, and a vehicle. This transaction was accounted for as a combination of entities under common control. The PVAXX companies were owned and controlled by the acquiring Company's President and Chairman of the Board of Directors, Henry Stevens. The only activities of any of these companies to date have been development stage activities.

 The role of each of the subsidiary companies is as follows:
   * PVAXX Technologies, Ltd. is the holder of unlimited rights to manufacture, process, and sell poly vinyl alcohol products governed by patents issued under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000
   * PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines forming the product into pellets, which are
     then  sold to converters.   Under  the  trade  style  PVAXX  SoftCap
     Systems it manufactures and sells capsule making machinery
   *  PVAXX Europe Ltd. is a dormant company.

In conjunction with the share exchange agreement, consummating a reverse merger, Oakbrook IV, changed its name to PVAXX Corporation, and the newly named PVAXX and all of the subsidiaries have changed their respective fiscal year-ends to June 30.

PRINCIPLES OF CONSOLIDATION
These financial statements include the combined accounts of the Colorado corporation, Oak Brook Capital IV, and the former Florida corporation, PVAXX Corporation They are consolidated with the three 100% owned UK subsidiary corporations (PVAXX Technologies, Ltd., PVAXX Research & Development, Ltd. and PVAXX Europe, Ltd.). After conversion of UK currency to US dollars, all significant inter-company accounts and transactions have been eliminated.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS
The financial position and results of operations of the company's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income account in shareholder's equity section.

USE OF ESTIMATES
The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

CASH AND CASH EQUIVALENTS
Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

PROPERTY AND EQUIPMENT
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the property. Estimated useful lives of property & equipment are as follows:

                Machinery & equipment      3 to 15 years
                Office equipment           5 years
                Furniture & fixtures       5 to 7 years
                Motor vehicles             5 years

The amortization of leasehold improvements is based on the shorter of the lease term or the life of the improvement.

Betterments and large renewals, which extend the life of an asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

VAT TAXES RECEIVABLE
The  United  Kingdom subsidiaries are required to pay a Value  Added  Tax
(VAT) on purchases made from certain vendors. The company receives a tax refund for the VAT paid to various vendors.

OTHER ACCRUED LIABILITIES
Other accrued consist of accrued employee wages, and payroll taxes, due as the balance sheet date.

INTANGIBLES
The patents were acquired from a related party in exchange for stock in the PVAXX group of companies. The patents were valued at their historical cost at the date of acquisition and the stock was valued at the historical cost of the patent. Intangible assets such as patents on other intellectual property are recorded at cost if it is determinable at the date of acquisition. Such intangible assets are amortized over estimated useful lives based on the nature of the item. The Company will begin amortizing its patent when it emerges from the development stage.

In accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and Long-Lives Assets to be Disposed of", intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

The company has not generated any revenue relating to its patents due to the fact that its operations are in the development stage. Although there is substantial doubt about the company's ability to continue as a going concern as described in Note #9, the company has just acquired the patents and it is actively engaged in promoting and developing this technology. At this time there are no events and conditions that exist to indicate that the asset maybe impaired. However, should the company's efforts to negotiate successful long-term revenue contracts for its products, the company will realize an impairment loss on the write-down of the patent to its fair value.

INCOME TAXES
The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

The consolidated Company has a net operating loss carryforward (NOL) of $469,494 available to future periods due to losses generated since its inception through June 30, 2000. The net operating losses and credits expire at various dates beginning in 2018 and continuing through 2020. This NOL would result in a tax debit based on application of appropriate UK and US tax rates if offsetting profits were anticipated. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income, therefore the company recognizes a valuation adjustment which completely offsets the deferred tax asset related to the net operating loss carryforward.

STOCK EXCHANGED FOR SERVICES
The issuance of equity instruments in exchange for goods or services are accounted for based upon the fair value of the goods or services received. The services exchanged for equity shown on the statements of changes of stockholder's equity were valued at $.003/share because it was determined that $4,200 worth of legal services had been provided to set up the Oak Brook IV shell.

CONVERTIBLE PREFERRED STOCK
The Company issued convertible preferred stock relating to the transaction discussed above and in Note 3. The preferred stock does not have voting rights, and is noncumulative, nonparticipating and has preference up to its par value upon liquidation. The stock maybe converted 1 for 1 for common stock at the discretion of holder.

NOTE 2 - ACCOUNTS RECEIVABLE

Management believes all receivables are due and collectible and no reserve for un-collectable amounts is necessary.

NOTE 3 -  RELATED PARTY TRANSACTIONS

As discussed in Note #1, the Company effectively acquired PVAXX Research & Development LTD and PVAXX Technology, from a company owned and controlled by Henry Stevens, the present majority shareholder of PVAXX Corporation. The ultimate consideration for the transaction is the 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock held by Henry Stevens and others whose PVAXX Florida corporation shares were exchanged.

The President, and another officer, advanced $95,971 to the Company on a short-term basis with no interest. These amounts have not accrued any imputed interest and are expected to be repaid shortly after the balance sheet date.

The patent rights owned by PVAXX Technologies, Ltd., were developed by and acquired from a company owned by the President, Henry Stevens, and are carried at their actual cost of $68,018.

The Company entered into an Employment Agreement dated March 20, 2000 with Henry Stevens, the Company's President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company.

Under the Agreement, the Company agrees to pay the following amounts:
               a)             $50,000 per month net of all taxes;
               b)             Use of a motor vehicle at the choice of the
                              employee;
               c) Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum; and
               d) The Company will establish a performance related share option program, under which the company's board of directors will determine participation commensurate with the employee's position. However, as of balance sheet date, the Company has not officially established a share option plan.

No payments have been made under the Agreement as of the date of the financial statements.


NOTE 4 -  RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. The product being developed by PVAXX will be sold in a highly competitive global market in which it will need to demonstrate performance characteristics sought by customers, at a competitive price which will yield a profit after production and distribution costs. Estimates of the size of the market, and the company's eventual market share may not be realized, and the effect of competition cannot be determined.

NOTE 5 -  COMMITMENTS AND CONTINGENT LIABILITIES

LEASED FACILITIES - OPERATING LEASE
The Company has entered into a three (3) year operating lease for office space in the Fort Myers area with an unrelated party. Under the terms of this lease, effective June 1, 2000 the Company is obligated for monthly base rental amounts plus sales tax and Common Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition.

The Company is obligated for the following rent payments over the lease term:

                   Total     Monthly            Sales
                   Rent      Base Rent   CAM    Tax
Year 1
     1st quarter  $11,013    $2,000     $1,463  $208
     2nd quarter   11,013     2,000      1,463   208
     3rd quarter   12,285     2,400      1,463   232
     4th quarter   13,239     2,700      1,463   250
Year 2             55,080     2,808      1,522   260
Year 3             57,276     2,920      1,583   270


EMPLOYEE COMPENSATION
In  addition  to  the employment contract with the President disclosed in
Note 3, an arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter.

NOTE 6 -  RESTRICTED CASH

On March 3, 2000, the former PVAXX executed an agreement with an unrelated individual who transferred $299,970 to an escrow agent in exchange for 90,000 share block of the 20,000,000 shares of common stock issued as discussed in Notes 1 and 3. Under the terms of the escrow agreement, updated and signed on August 4, 2000, the funds will be released to the company when the exchanged shares of the new PVAXX Corporation are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor six (6) months after the effective date (August 4, 2000) of the agreement, upon return of the 90,000 shares
Which would be held as treasury stock. As of balance sheet date the 90,000 shares of stock as well as the $299,970 remain in the custody of the escrow agent.


NOTE 7 -  FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

NOTE 8 -  EARNINGS PER SHARE

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if all preferred stock had been converted to common stock. The following reflects amounts reported in the financial statements:

                                For the period ended June 30, 2000
                                ----------------------------------
                              Income       Shares          Per-share
                              (Numerator)  (Denominator)   Amount
Income available to common
 stockholders
  -basic earnings per share   $(459,269)   11,249,356      $     (0.04)
Effect of dilutive securities
  -convertible preferred
   stock                                   10,000,000
                              ----------------------------------------
Income available to common
 stockholders
  -fully diluted earnings
   per share                  $(459,269)   21,249,356      $     (0.02)
                              ----------------------------------------
                              ----------------------------------------

                              For the period ended June 30, 2000
                              ----------------------------------
Income available to common
 stockholders
  -basic earnings per share   $       -     1,228,000      $         -

                                         From inception
                              ----------------------------------
Income available to common
 stockholders
  -basic earnings per share   $(469,494)   11,249,356      $     (0.04)
Effect of dilutive securities
  -convertible preferred
   stock                                   10,000,000
                              -----------------------------------------
Income available to common
 stockholders
  -fully diluted earnings
   per share                  $(469,494)   21,249,356      $     (0.02)
                              -----------------------------------------

NOTE 9 - GOING CONCERN CONSIDERATIONS
The ability of the Company to emerge from the development stage and to develop into a going concern is dependent on the success of the Company in negotiating long-term revenue contracts and acquiring additional equity capital. However, there can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the company, be unable to continue as a going concern.

The company is addressing the substantial doubt about its ability to continue as a going concern through the deferral of cash payments to the principal shareholders, through the negotiation of anticipated private placements with additional investors, and by taking steps to register shares for sale on the public market in order to generate additional working capital, in order for the company to expand its operations and to bring it's product to the market. In addition, certain of the company's officers and shareholders have agreed that they will advance to the company some additional funds that the company needs for operating capital. Although, as of the balance sheet date of June 30, 2000, the Company had not entered into any revenue-producing contracts, several successful field tests of various products have been conducted, and management expects to have successfully negotiated several contracts before the end of this fiscal year.

NOTE 10 - LONG TERM LIABILITIES

Long-term liabilities include a three-year capital lease dated May 1, 2000 with a related party, for equipment, office furniture and vehicles, and an automobile note with an unrelated party. Depreciation expense for leased assets is included in depreciation expense for owned assets.

The gross amounts of assets recorded under capital leases are listed in the table below:

           Machinery & equipment         $   596,851
           Furniture & fixtures               45,496
           Motor vehicles                     59,293
                                         -----------
           Total Assets acquired             701,640
           Less accumulated depreciation     (18,322)
                                         -----------
           Net leased assets             $   683,318
                                         -----------
                                         -----------

The future minimum lease payments and the obligations owed on the automobile note are listed in the table below.

              Capital Lease   Auto note
2001          $ 129,776       $ 2,670
2002            134,405         3,170
2003            381,821         1,491
              ---------       -------
CURRENT         129,776         2,670
LONG TERM       516,226         4,427
              ---------       -------
TOTAL         $ 646,002       $ 7,097

PVAXX CORPORATION IS THE GUARANTOR OF THESE LEASES.

                                  PVAXX CORPORATION

                                 FINANCIAL STATEMENTS

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                             (Development Stage Companies)
                 (With Accountant's Review Report of November 6, 2000)
                              CONSOLIDATED BALANCE SHEET

                                ASSETS
                                ------

CURRENT ASSETS:
  Cash and cash equivalents                      $   26,347
  Restricted cash and cash equivalents (Note 6)     299,970
  VAT tax refund receivable                          37,037
                                                 ----------
      Total current assets                       $  363,354

FIXED ASSETS:
  Machinery & equipment                          $  580,965
  Office equipment                                    9,698
  Furniture & fixtures                               51,639
  Motor vehicles                                     50,273
  Less accumulated depreciation                    (105,608)
                                                 ----------
      Net fixed assets                              586,967

OTHER ASSETS:
  Prepaid expenses                               $   31,030
  Deposits                                            4,349
  Patent rights (Note 1)                             62,981
                                                 ----------
      Total other assets                         $   98,360
                                                 ----------

      Total assets                               $1,048,681


                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                               $  109,004
  Current portion of long-term
    liabilities (Note 10)                           160,659
  Accrued wages-officers                            330,000
  Accrued interest-loans to
    officers/directors (Note 3)                       5,332
  Other accrued liabilities                         119,556
                                                 ----------
      Total current liabilities                  $  724,551

LONG TERM LIABILITIES:
  Notes payable (Note 10)                        $    3,812
  Capital lease to related parties (Note 10)        471,244
  Loans payable to officers/directors (Note 3)      266,609
                                                 ----------
      Total long term liabilities                $  741,665
                                                 ----------
      Total liabilities                          $1,466,216

(SHAREHOLDERS' EQUITY) (Exhibit 3)
  Preferred stock-no par value,
    10,000,000 shares authorized, issued
    and outstanding                              $  100,000
  Common stock-no par value, 40,000,000
    shares authorized, 21,322,800 issued and
    outstanding of which 90,000 shares are in
    escrow (Note #6)                                204,200
  Paid in Capital                                   217,914
  Accumulated other comprehensive income              8,998
  Deficit accumulated during the
    development stage                              (948,647)
                                                 ----------
      Total equity                                 (417,535)
                                                 ----------
      Total liabilities and equity               $1,048,681


The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                             (Development Stage Companies)
                 (With Accountant's Review Report of November 6, 2000)
         CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING
                                DEVELOPMENT STAGE
               For the three months ended September 30, 2000

                                     September 30,      September 30,
Since
                                     1999               2000
Inception
REVENUE                              $          -       $          -      $         -
   Direct costs                                 -                  -                -
                                     ------------       ------------      -----------
Gross Profit                         $          -       $          -      $         -

OPERATING EXPENSES
   Development costs                 $     52,787                  -      $    91,161
   Finance costs                                                               22,137
   Administrative costs                   425,864                  -          817,849
                                     ------------       ------------      -----------
      Total operating expenses            478,651                  -      $   931,147
                                     ------------       ------------      -----------
      Operating income (loss)        $   (478,651)                 -      $  (931,147)

OTHER INCOME AND (EXPENSES)                  (502)                 -          (17,500)
                                     ------------       ------------      -----------
Net Operating Income (loss)          $   (479,153)                 -      $  (948,647)

INCOME TAXES                                    -                  -                -
                                     ------------       ------------      -----------

Deficit accumulated during the
  development stage                  $   (479,153)                 -      $  (948,647)
                                     ------------       ------------      -----------

PER SHARE INFORMATION
  Weighted average number of
    common shares outstanding          20,943,716          1,228,000       20,943,716

  Profit (loss) per share            $      (0.02)                 -            (0.05)
                                     ------------       ------------      -----------

  Fully diluted shares                 30,943,716                  -       30,943,716

  Profit (loss) per fully diluted
    share                            $      (0.02)                 -      $     (0.03)
                                     ------------       ------------      -----------

The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                             (Development Stage Companies)
                 (With Accountant's Review Report of November 6, 2000)
                      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        From inception through September 30, 2000

                                    Shares Issued
                                ---------------------
                                                                                                      Accumulated
                             Common          Preferred    Common     Preferred    Paid-in     Comprehensive   Retained
                             Stock           Stock        Stock      Stock        Capital     Income          Earnings  Equity
                             ----------      ---------    --------   ---------    --------    -------------   --------  -----------
Equity at Inception-
  Oakbrook IV                         -              -    $      -   $       -    $      -    $           -   $        - $       -
 Issuance of common stock
   for services       5/5/98  1,228,000              -    $  4,200           -           -                -            -     4,200

 Net loss for the period              -              -           -           -           -                -      (10,225)  (10,225)

                             ----------      ---------    --------   ---------    --------    -------------   ----------  ---------
 Balance at 6/30/99           1,228,000              -    $  4,200   $       -    $      -    $           -   $  (10,225)   (6,025)

 Net loss for the period              -              -           -           -           -                -            -         -
                             ----------      ---------    --------   ---------    --------    -------------   ----------  ---------
 Balance at 6/30/99           1,228,000              -    $  4,200   $       -           -                -      (10,225)   (6,025)

Acquisition of subsidiary
  corporation by PVAXX

 Issuance of common
   stock 3/31/00             20,000,000              -    $200,000   $       -    $(217,914)              -            -   417,914
 Issuance of preferred
   stock 3/31/00                      -     10,000,000           -   $ 100,000            -               -            -   100,000

Shares issued by
  Oakbrook IV 5/19/00            94,800              -           -           -            -               -            -         -

Reverse merger with
  Oak Brook IV

 Shares issued by
   Oakbrook  5/19/00         20,000,000     10,000,000     200,000     100,000      217,914               -           -    517,914

Oakbrook shares acquired
  by PVAXX

 PVAXX common stock acquired
   5/19/00                  (20,000,000)             -    (200,000)          -     (217,914)              -            -  (417,914)

 PVAXX preferred stock
   acquired 5/19/00                   -    (10,000,000)          -    (100,000)           -               -            -  (100,000)

Foreign currency translation
  adjustment                          -              -           -           -            -           8,882            -     8,882

Net loss for the period               -              -           -           -            -               -     (469,269) (469,269)
                            -----------    -----------   ---------    --------     --------       ---------    ---------   ---------
Balance at 6/30/2000         21,322,800     10,000,000     204,200     100,000      217,914           8,882     (469,269)   61,502

Foreign currency translation
  adjustment                          -              -           -           -            -             116            -       116

Net loss for the period               -              -           -           -            -               -     (479,153) (479,153)
                            -----------    -----------   ---------    --------     --------       ---------    ---------   --------
Balance 6/30/2000            21,322,800     10,000,000     204,200     100,000      217,914           8,998     (948,647) (417,535)
                            -----------    -----------   ---------    --------     --------       ---------    ---------   --------


The accompanying notes are an integral part of these financial statements.

         PVAXX CORPORATION (formerly Oak Brook Capital IV) and Subsidiaries
                             (Development Stage Companies)
                 (With Accountant's Review Report of November 6, 2000)
                   CONSOLIDATED STATEMENT OF CASH FLOWS
               For the three months ended September 30, 2000 and 1999
                 from May 1, 1998 (Inception) thru September 30, 1999


                                          September 30,        September 30, 1999        Since
                                          2000                 1999                      Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                 $     (479,153)      $           -             $   (948,647)
 Adjustments to reconcile net loss to
   net cash provided by (used in) operating
   activities
  Depreciation & amortization             $       85,608       $           -             $    105,608
  (Increase) in VAT taxes receivable             (14,048)                  -                  (37,037)
  (Increase) in prepaid expenses                     439                   -                  (31,030)
  (Increase) in security deposits                      -                   -                   (4,349)
  Foreign currency adjustments                     1,722                   -                    1,722
  Increase in accounts payable                   (16,663)                  -                  109,004
  Increase in accrued interest                     5,332                   -                    5,332
  Increase in accrued liabilities                  9,990                   -                  119,555
  Increase in accrued officer wages              150,000                   -                  330,000
                                          --------------        ------------             ------------
  Net cash provided by (used in) operating
    activities                            $     (256,773)       $          -             $   (349,842)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase/investment of intangible patent              -                   -                  (64,703)
 Purchase of equipment and improvements           11,118                   -                 (692,575)
                                          --------------        ------------             ------------
 Net cash provided by (used in investing
   activities                             $       11,118        $          -             $   (757,278)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes & loans payable      $        2,481                   -                   11,829
 Increase in loans to Officers/Directors         170,638                   -                  266,609
 Proceeds from notes & loans payable-
   related parties                               (19,864)                  -                  628,808
 Repayments of notes & loans payable                   -                   -                   (4,921)
 Proceeds from sale of common stock                    -                   -                  417,914
 Proceeds from sale of preferred stock                 -                   -                  100,000
 Sale of common stock for services                     -                   -                    4,200
 Cash restricted by investor                           -                   -                 (299,970)
                                          --------------       -------------             ------------
 Net cash provided by (used in) financing
   activities                                    153,255                   -                1,124,469
                                          --------------       -------------             ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH              116                   -                    8,998
                                          --------------       -------------             ------------
(Decrease) Increase in Cash and Cash
   Equivalents                                   (92,284)                  -                   26,347

Cash at beginning of period                      118,631                   -                        -
                                          --------------       -------------             ------------
Cash at end of period                     $       26,347                   -                   26,347
                                          --------------       -------------             ------------

Supplemental information:
 Interest paid                            $           34                   -                   12,208
 Income tax expense                                    -                   -                        -


The accompanying notes are an integral part of these financial statements.

    PVAXX CORPORATION (FORMERLY OAKBROOK CAPITAL IV)  & SUBSIDIARIES
                      (DEVELOPMENT STAGE COMPANIES)
                    CONSOLIDATED FINANCIAL STATEMENTS
                            SEPTEMBER 30, 2000


The following financial statements include a consolidated balance sheet as of September 30, 2000, consolidated statements of operations and deficit accumulated during development stage, consolidated statements of changes in stockholders' equity and consolidated statements of cash flows for the three months ended September 30, 2000 and 1999 respectively, and for the period from May 1, 1998 (inception) through September 30, 2000.



                    PVAXX CORPORATION & SUBSIDIARIES



          Index to Financial Statements.............................. 1
          Accountant's Review Report ................................ 2
          Consolidated Balance Sheet ................................ 3
          Consolidated Statements of Operations & Deficit
          Accumulated During Development Stage ...................... 4
          Consolidated Statements of Changes in Stockholders'
          Equity .................................................... 5
          Consolidated Statements of Cash Flows ..................... 6
          Notes to Financial Statements ............................. 7

                            November 6, 2000



Shareholders and Board of Directors
PVAXX CORPORATION
Fort Myers, Florida


                       ACCOUNTANT'S REVIEW REPORT


I have reviewed the accompanying consolidated balance sheet of PVAXX Corporation and Subsidiaries as of September 30, 2000 and the related consolidated statements of operations & deficit accumulated during the development stage, changes in stockholders' equity and cash flows for the three months then ended and from May 1, 1998 (inception) through September 30, 2000, in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of PVAXX Corporation and Subsidiaries.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

On the basis of my review, I am not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

Dennis W. Bersch, CPA
Milwaukee, WI

     PVAXX CORPORATION (Formerly Oakbrook Capital IV) & SUBSIDIARIES

                      NOTES TO FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000


NOTE  1  -  NATURE  OF  BUSINESS  AND  SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

HISTORY OF THE REPORTING ENTITY
Originally named Oakbrook Capital IV, (Oakbrook IV) the original company reporting herein was formed in May 1998 in Colorado, with 40,000,000 shares of common and 10,000,000 shares of preferred stock authorized. It was registered with the SEC as one of a series of blank check companies seeking a business combination with an operating company. On May 19, 2000, Oakbrook IV entered into a share exchange agreement accounted for as a pooling of interests, with PVAXX Corporation, a development stage company.

PVAXX Corporation, formed in Florida in 2000, is the parent corporation of PVAXX Research & Development LTD, PVAXX, (Europe) LTD, and PVAXX Technologies LTD. PVAXX Corporation purchased net business assets at fair value of PVAXX Research & Development LTD and PVAXX Technologies LTD in exchange for 10,000,000 shares of its Preferred and 20,000,000 shares of its Common stock. The net business assets consisted of two patent applications described below, current liabilities, and a vehicle. This transaction was accounted for as a combination of entities under common control. The PVAXX companies were owned and controlled by the acquiring Company's President and Chairman of the Board of Directors, Henry Stevens. The only activities of any of these companies to date have been development stage activities.

 The role of each of the subsidiary companies is as follows:
* PVAXX Technologies, Ltd. is the holder of unlimited rights to manufacture, process, and sell poly vinyl alcohol products governed by patents issued under International Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000
* PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines forming the product into pellets, which are
     then  sold to converters.   Under  the  trade  style  PVAXX  SoftCap
     Systems it manufactures and sells capsule making machinery
*    PVAXX Europe Ltd. is a dormant company.

In conjunction with the share exchange agreement, consummating a reverse merger, Oakbrook IV, changed its name to PVAXX Corporation, and the newly named PVAXX and all of the subsidiaries have changed their respective fiscal year-ends to June 30.

PRINCIPLES OF CONSOLIDATION
These financial statements include the combined accounts of the Colorado corporation, Oak Brook Capital IV, and the former Florida corporation, PVAXX Corporation. They are consolidated with the three 100% owned UK subsidiary corporations (PVAXX Technologies, Ltd., PVAXX Research &
Development, Ltd. and PVAXX Europe, Ltd.). After conversion of UK currency to US dollars, all significant inter-company accounts and transactions have been eliminated.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS
The financial position and results of operations of the company's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income account in shareholder's equity section.

USE OF ESTIMATES
The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

CASH AND CASH EQUIVALENTS
Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

PROPERTY AND EQUIPMENT
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the property. Estimated useful lives of property & equipment are as follows:

               Machinery & equipment     3 to 15 years
               Office equipment          5 years
               Furniture & fixtures      5 to 7 years
               Motor vehicles            5 years

The amortization of leasehold improvements is based on the shorter of the lease term or the life of the improvement.

Betterments and large renewals, which extend the life of an asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

VAT TAXES RECEIVABLE
The  United  Kingdom subsidiaries are required to pay a Value  Added  Tax
(VAT) on purchases made from certain vendors. The company receives a tax refund for the VAT paid to various vendors.

OTHER ACCRUED LIABILITIES
Other accrued consist of accrued employee wages, and payroll taxes, due as the balance sheet date.

INTANGIBLES
The patents were acquired from a related party in exchange for stock in the PVAXX group of companies. The patents were valued at their historical cost at the date of acquisition and the stock was valued at the historical cost of the patent. Intangible assets such as patents on other intellectual property are recorded at cost if it is determinable at the date of acquisition. Such intangible assets are amortized over estimated useful lives based on the nature of the item. The Company will begin amortizing its patent when it emerges from the development stage.

In accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and Long-Lives Assets to be Disposed of", intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

The company has not generated any revenue relating to its patents due to the fact that its operations are in the development stage. Although there is substantial doubt about the company's ability to continue as a going concern as described in Note #9, the company has just acquired the patents and it is actively engaged in promoting and developing this technology. At this time there are no events and conditions that exist to indicate that the asset maybe impaired. However, should the company's efforts to negotiate successful long-term revenue contracts for its products, the company will realize an impairment loss on the write-down of the patent to its fair value.

INCOME TAXES
The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

The consolidated Company has a net operating loss carryforward (NOL) of $943,315 available to future periods due to losses generated since its inception through June 30, 2000. The net operating losses and credits expire at various dates beginning in 2018 and continuing through 2020. This NOL would result in a tax debit based on application of appropriate UK and US tax rates if offsetting profits were anticipated. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income, therefore the company recognizes a valuation adjustment which completely offsets the deferred tax asset related to the net operating loss carryforward.

STOCK EXCHANGED FOR SERVICES
The issuance of equity instruments in exchange for goods or services are accounted for based upon the fair value of the goods or services received. The services exchanged for equity shown on the statements of changes of stockholder's equity were valued at $.003/share because it was determined that $4,200 worth of legal services had been provided to set up the Oak Brook IV shell.

CONVERTIBLE PREFERRED STOCK
The Company issued convertible preferred stock relating to the transaction discussed above and in Note 3. The preferred stock does not have voting rights, and is noncumulative, nonparticipating and has preference up to its par value upon liquidation. The stock maybe converted 1 for 1 for common stock. at the discretion of holder.

NOTE 2 -  ACCOUNTS RECEIVABLE

Management believes all receivables are due and collectible and no reserve for un-collectable amounts is necessary.

NOTE 3 -  RELATED PARTY TRANSACTIONS

Through a series of transactions, the Company effectively acquired the PVAXX Business Group from a company owned and controlled by Henry Stevens, the present majority owner of PVAXX Corporation. The ultimate consideration for the transaction is the 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock held by Henry Stevens and others whose PVAXX Florida corporation shares were exchanged. The PVAXX Business Group consists of the subsidiary companies described in Note 1.

The President, and another officer, advanced $266,609 to the Company. The amounts advanced are due upon demand and the effective interest rate assumed is 8%. The company has accrued $5,332 of interest for the period relating to these advances.

The patent rights owned by PVAXX Technologies, Ltd., were developed by and acquired from a company owned by the President, Henry Stevens, and are carried at their actual cost of $62,981 after adjustment for foreign currency.

The Company entered into an Employment Agreement dated March 20, 2000 with Henry Stevens, the Company's President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company.


Under the Agreement, the Company agrees to pay the following amounts:
               a)             $50,000 per month net of all taxes;
               b)             Use of a motor vehicle at the choice of the
                              employee;
               c) Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum; and
               d) The Company will establish a performance related share option program, under which the company's board of directors will determine participation commensurate with the employee's position. However, as of balance sheet date, the Company has not officially established a share option plan.

No payments have been made under the Agreement as of the date of the financial statements.


NOTE 4 -  RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. The product being developed by PVAXX will be sold in a highly competitive global market in which it will need to demonstrate performance characteristics sought by customers, at a competitive price which will yield a profit after production and distribution costs. Estimates of the size of the market, and the company's eventual market share may not be realized, and the effect of competition cannot be determined.

NOTE 5 -  COMMITMENTS AND CONTINGENT LIABILITIES

LEASED FACILITIES - OPERATING LEASE
The Company has entered into a three (3) year operating lease for office space in the Fort Myers area with an unrelated party. Under the terms of this lease, effective June 1, 2000 the Company is obligated for monthly base rental amounts plus sales tax and Common Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition.

The Company is obligated for the following rent payments over the lease term:

                   Total     Monthly             Sales
                   Rent      Base Rent   CAM     Tax
Year 1
     1st quarter  $11,013    $2,000      $1,463  $208
     2nd quarter   11,013     2,000       1,463   208
     3rd quarter   12,285     2,400       1,463   232
     4th quarter   13,239     2,700       1,463   250
Year 2             55,080     2,808       1,522   260
Year 3             57,276     2,920       1,583   270


EMPLOYEE COMPENSATION
In  addition  to  the employment contract with the President disclosed in
Note 3, an arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter.

NOTE 6 -  RESTRICTED CASH

On March 3, 2000, the former PVAXX executed an agreement with an unrelated individual who transferred $299,970 to an escrow agent in exchange for a 90,000 share block of the 20,000,000 shares of common stock issued as discussed in Notes 1 and 3. Under the terms of the escrow agreement, updated and signed on August 4, 2000, the funds will be released to the company when the exchanged shares of the new PVAXX Corporation are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor six (6) months after the effective date (August 4, 2000) of the agreement, upon return of the 90,000 shares which would then be held in the treasury for resale. As of balance sheet date the 90,000 shares of stock as well as the $299,970 remain in the custody of the escrow agent.

NOTE 7 -  FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

NOTE 8 -  EARNINGS PER SHARE

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if all preferred stock had been converted to common stock. The following reflects amounts reported in the financial statements:

                                 For the period ended September 30, 2000
                               ------------------------------------------
                              Income        Shares         Per-share
                              (Numerator)   (Denominator)  Amount
Income available to common
 shareholders
  -basic earnings per share   $(479,153)    20,943,716     $    (0.02)
Effect of dilutive securities               10,000,000
                              -------------------------------------------
Income available to common
 shareholders
  -fully diluted earnings
   per share                  $(179,153)    30,943,716     $    (0.02)
                              -------------------------------------------
                              -------------------------------------------

                                For the period ended September 30, 1999
                              -------------------------------------------
Income available to common
 stockholders
  -basic earnings per share   $       -      1,228,000     $        -
                              -------------------------------------------
                              -------------------------------------------

                                             From inception
                              -------------------------------------------
Income available to common
 stockholders
  -basic earnings per share   $(948,647     20,943,716     $     (0.05)
Effect of dilutive securities
  -convertible preferred
   stock                                    10,000,000
                              -------------------------------------------
Income available to common
 stockholders
  -fully diluted earnings
   per share                  $(948,647)    30,943,716     $     (0.03)


NOTE 9 - GOING CONCERN CONSIDERATIONS
The ability of the Company to emerge from the development stage and to develop into a going concern is dependent on the success of the Company in negotiating long-term revenue contracts and acquiring additional equity capital. However, there can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the company, be unable to continue as a going concern.

The company is addressing the substantial doubt about its ability to continue as a going concern through the deferral of cash payments to the principal shareholders, through the negotiation of anticipated private placements with additional investors, and by taking steps to register shares for sale on the public market in order to generate additional working capital, in order for the company to expand its operations and to bring it's product to the market. In addition, certain of the company's officers and shareholders have agreed that they will advance to the company some additional funds that the company needs for operating capital. Although, as of the balance sheet date of June 30, 2000, the Company had not entered into any revenue-producing contracts, several successful field tests of various products have been conducted, and management expects to have successfully negotiated several contracts before the end of this fiscal year.

NOTE 10 - LONG TERM LIABILITIES
Long-term liabilities include a three-year capital lease dated May 1, 2000 with a related party, for equipment, office furniture and vehicles, and an automobile note with an unrelated party. Depreciation expense for leased assets is included in depreciation expense for owned assets.

The gross amounts of assets recorded at the foreign conversion rate in effect at the time of the lease are listed in the table below:

                  Machinery & equipment    $ 596,851
                  Furniture & fixtures        45,596
                  Motor vehicles              59,293
                                           ---------
                  Total Assets acquired      701,640
                  Less accumulated
                   depreciation              (18,322)
                                           ---------
                  Net leased assets         $683,318

The future minimum lease payments and the obligations owed on the automobile note are listed in the table below.

                    Capital Lease           Auto Note

         2001       $  157,563              $  3,096
         2002          131,928                 3,219
         2003          339,316                   593
                    ----------              --------
         Current    $  157,563              $  3,096
         Long-term     471,244                 3,812
                    ----------              --------
         Total      $  628,807              $  6,908

PVAXX CORPORATION IS THE GUARANTOR OF THESE LEASES.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.


                                  LEGAL MATTERS

The validity of our common stock offered hereby has been passed upon for us by Nadeau & Simmons, P.C., 1250 Turks Head Building, Providence, Rhode Island.


                                     EXPERTS

Dennis W. Bersch, CPA, our independent auditor, has audited the financial statements of our Company included for the year ended June 30, 2000, which are included in this prospectus and registration statement. These financial statements are given on their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this prospectus as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete and, where such agreement or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information with respect to our company and its common stock, reference is hereby made to the registration statement and to the exhibits thereto.

The registration statement and the exhibits may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, NW, room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. Copies of the Registration Statement and the exhibits may also be inspected, without charge, at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of the Registration Statement and the exhibits may be obtained by mail, at prescribed rates, from the Public Reference Branch of the Commission at 450 Fifth Street, NW, Washington, DC 20549.

In connection with this offering, our company continues to be subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and regional offices referred to above. We intend to furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.

We will amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


               Subject to Completion Dated ______________, 2000



                              PVAXX CORPORATION


                              2,400,000 shares

                                Common Stock

This prospectus relates to the offer and sale, on a best efforts no minimum basis, of up to 2,400,000 shares of common stock, no par value of PVAXX Corporation ("PVAXX" or "Company"). We are selling the Shares on a best-efforts, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

Our officers, directors, current stockholders and any of their affiliates or associates may purchase shares in the offering. Prior to the offering, no public market has existed in our securities. We cannot guarantee that a trading market in the shares of common stock will ever develop.

We are subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act and are presently current in filing reports with the Securities and Exchange Commission.

Our corporate address is 12730 New Brittany Boulevard, Ft. Myers, Florida 33907. We estimate that total expenses will be approximately $75,000 in connection with this offering of our shares.

The registration statement of which this prospectus forms a part also relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. The Company will not receive any of the proceeds derived from the resale of the securities by the Selling Shareholders.

The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. The securities offered may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities.

The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations:

(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

(d) face-to-face transactions between sellers and 46 purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of a Selling Shareholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public. Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

                              TABLE OF CONTENTS


Prospectus Summary
Risk Factors

     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                                   F-1

-------------------------------

      UNTIL ____________________, 2000 (45 DAYS AFTER THE DATE OF THIS
       PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
         COMMON STOCK OFFERED HEREUNDER MAY BE REQUIRED TO DELIVER A
                                  PROSPECTUS.

==============================================================================
    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
   EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
     SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
 UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF
                                  SUCH STATE.

=============================================================================



                               PVAXX CORPORATION

                       ---------------------------------

                               4,708,985 Shares

                       ---------------------------------

                                 Common Stock

                       ---------------------------------

                                  PROSPECTUS

                       ---------------------------------

                             ______________, 2000

This Prospectus relates to the potential sale of 4,708,985 shares of common stock, no par value per share of PVAXX Corporation (the "Company" or "PVAXX"), hereinafter collectively referred to as the "Selling Shareholders." The Company will not receive any of the proceeds on the sale of the securities by the Selling Shareholders. The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

The Company has applied for quotation of its Common Stock on the Over-the-Counter Bulletin Board ("OTC:BB"), although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation or that the Company will maintain certain minimum criteria established by the NASD for continued quotation.

The securities offered by this Prospectus may be sold from time to time by the Selling Shareholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of such securities.

The Selling Shareholders and intermediaries through whom such securities may be sold may be deemed 'underwriters' within the meaning of the Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act.

All costs incurred in the registration of the securities of the Selling Shareholders are being borne by the Company.

------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        THE DATE OF THIS PROSPECTUS IS                           , 2000


                               THE OFFERING


Securities Offered(1)                               4,708,985 shares of Common
 Stock, no par value.

Securities Outstanding Prior to
 Company Offering                                  21,322,800 Shares

Securities Outstanding Subsequent to
 all Contemplated Company Offerings                23,722,800 Shares

Use of Proceeds                                    The Company will not receive
                                                   any of the proceeds of the
                                                   offering of the securities
                                                   offered hereby by the Selling
                                                   Shareholders.

Risk Factors                                       The securities are subject
                                                   to a high degree of risk and
                                                   substantial dilution. See
                                                   "Risk Factors" and
                                                   "Dilution".

Proposed OTC:BB Symbols                            Common Stock--PVXX

-------------------

1. Concurrently with this Offering, the Company is offering 2,400,000 shares of Common Stock.

2. On the date of this Prospectus, a Registration Statement under the Act with respect to a self-underwritten public offering of 2,400,000 shares of Common Stock by the Company was declared effective by the Securities and Exchange Commission, and the Company commenced the sale of Shares offered thereby. Sales of securities under this Prospectus by the Selling Shareholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.


                              SELLING SHAREHOLDERS

The registration statement of which this prospectus forms a part relates to the potential resale of 4,708,985 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. The Company will not receive any of the proceeds derived from the resale of the securities by the Selling Shareholders.

The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. The securities offered may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities.

The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations:

(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

(d) face-to-face transactions between sellers and 46 purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of a Selling Shareholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public. Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

Investments in our shares involve a high degree of risk. The shares have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Registration of Previously Issued Shares

Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

The following table sets forth certain information with respect to our selling shareholders, persons or entities for whom our company is registering for resale to the public, either the shares of our company's common stock which such persons or entities own.

The following table reflects such person's or entities' ownership as of June 30, 2000.


                                                  MAXIMUM
                                 CERT NO.         NUMBER TO
NAME OF OWNER                    & CLASS          BE SOLD
------------------------         --------------   -----------------

Gregory Abraham                  C79              1,429

Anthony & Denise Amodio          C96              2,000

Gary L Baxley & Karen B Baxley   C99                500

Lewis Boltic & Karen Baxley      C101               286

Daphne Beddis                                       150

Christopher Bence                  63             7,687

Christopher Bence                                 1,450

Bryan Billau                                        725

British Traders and Shippers Ltd   10*restricted 20,000

David Bromige                      35             4,000

Gillian Bromige                                   2,000

James Bruen                                       9,000

Roy & Sharon Buchanan               C10A          1,000

Brian & Jo Ann Carr                 C102            100

Joseph Cassata                      C109            200

Joy Chapman                         29            2,000

Grahame Chapman                     43            4,000


Robin Mary Coe                      C112            500

Ian Crowe                                           957

Frank & Kathy D'Ascoli              C114            300

John Dickie Dawson                  14            5,752

John Dawson                         60            1,738

Kerry & Jutta Drew                   5          115,200
Michael Edgeworth                   74            4,000

Michael Edgeworth                   54            2,000

Thomas Edgeworth                    36            6,000

Thomas Edgeworth                    73            2,000

Thomas Edgeworth                                  2,300

Mr & Mrs. AP Evans                  32            6,000

Mr AP Evans                         71            2,400

Robert F. & Lynette W. Fox          C106            100

WJ & SI Freebury                    3           387,650

Kate Freebury                       25            5,000

William & Sandra Freebury           66           60,000

Jill Gardner                                      1,920

Gayle & Sheliea Gave                C120            100

Louis & Patricia Gouy               C91             300

Elli & Monty Grim                   C82             750


Barbara Hale                        38            2,000

Matthew Hall                        11            4,400

Matthew Hall                        57           25,600

John Hardacre                       23            1,880

Alan & Linda Harris                 C119            429

James Hart                          15            6,000

H.F. Hart                           44            2,000
O.F. Hart                                         1,334

R.V.R. Har                                        1,333

C.J Hart                                          1,333

Malcom Heaven                        19           3,760

Philip Herbert                       58          26,478

Philip Herbert                       16          40,000

Geoffrey Hester                      52           2,000

Geoffrey Hester                                   1,450

Nelson Jerram                        28          10,000

Scott T. Johnson                     C87            150

Laurilyn Johnson                     C88            150

A. Jones                                          7,250

Alan Jones                           62          12,000

Bernard Jones                        39           8,000

ME Jones (Pension Fund)                           7,250


Jerry & Joanie Jordan                C107           300

Jumik Investments, Inc.              123     16,613,815
                                     *restricted

Nancee Kane                          C89            100

Ilya Kazi                            76           4,000

Bryan & Rhonda Keane                 C86            460

David Kear                           20           2,820

C.K. Koehler & S.J. Koehler          C98          4,000

Jerry Krecicki, Jr.                  C118           400

Richard Lacey                        33           2,000

Richard Lacey                        72           2,000

Diane Lacey                          34           2,000

Raymond Lagden                       37           2,000

Larry Lipman                         6           90,000

The Lotz Trust, John V. Lotz         C92          6,000

Paul & Margaret Lotz                 C94          4,000

Raymond Malone                       C97            300

Allen McClain                        C111         1,000

Terry W.. McGee &

Peggy H. McGee                       C93          3,000

Jeffrey Meaton                       46           2,000

Melvyn Miles                         49           8,000

Melvyn Miles                                      1,450


Pat Mills                            55           2,000

Thomas L. Morgan &
Jacqualine P. Morgan                 C105         1,000

Peter Morris                         7           20,000

Glenn A Morton &
Francis Morton                       C95          2,000

Michael & Wendy Moulder              68          20,000

David & Peggy Newlan                 C83            300

Nidicus Foundation                   9        2,000,000

William Nigel-Jone                   41           4,000

John Nixon                           13          20,000

Ethel & Michael Onge                 C85          1,000

John CM O'Doherty                    65          24,000

Oilve Overthrow                      30           2,000

Pension Systems Ltd Pension Fund     64          24,000

Howard Ramsden                       21           2,820

Martin Reeves                        67          14,000

Martin Reeves                        40          14,000

Brian & Stacey Reis                  C115         2,000

Kevin & Catherine Reynolds           C117         2,858

Raymond Reynolds                     C81          1,000

Richard Reynolds                     C80          1,000

Jacquelin Risley & Gerald Stream     C110            30


David Roffe                          24          20,000

Carmie L Scarfone &

Claudia Scarfone                     C103           500

James Schneider                      C90             30

Karl Sinnott                         17*         40,000
                                     restricted

Adam Smith                           75           2,000

Darrell Smith                        42           8,000

Diane R. Smith                       C84            160

Stephanie Sowden                     122          8,570

Spencer Trust                                    14,500

John W. Stambaugh in Trust for
Jacqueline M. Canova                 C100           100

Jane Stevens                         48           4,000

Clare Stevens                        47           2,000

Henry Stevens                         1          10,000

Yolanda Stevens                       2          10,000

K.G. & M.L. Stevens                   4          50,000

Michael Stevens                      50           4,000

H. Stevens                           27          10,000

A. Stevens                           16          10,000

Rob & Sandra Thomson                  8          36,000

Wendy Thomson                        69           2,000

Joseph Tunna                         77           2,000


Ashley Walters                       31           4,000

Kevin Watkins                        70           4,000

Danny Wilcox                         121          5,800

Danny Wilcox                                      5,438

Graham Wilden                        22           1,128

Tommy & Janie Wiley                  C108         1,000

Paul & Camille Wittke                             1,500

Peter G. Wittke                      C113         1,500

John Young                           51           2,000

Daniel Young & Sarah Garrath         56           2,000

Daniel Young & Sarah Garrath                        580

Gerard Werner
C/O Zenith Holdings
P.O. Box 216
Kohler, WI 53044                                   200,000

Christopher O. Werner                              200,000
2620 North 40th Street
Sheboygan, WI 53083

Zenith Holdings Ltd.                               200,000
P.O. Box 216
Kohler, WI 53044

Mark T. Thatcher
125 Gideon Lawton Lane
Portsmouth, RI  02871                              200,000

Richard Nadeau, Jr.
1250 Turks Head Building
Providence, RI 02903                               200,000


James R. Simmons
1250 Turks Head Building
Providence, RI 02903                               200,000

Elisabeth Alofsin
C/O Peter J. Alofsin
275 Promenade Street,
Ste. 300
Providence RI 02908                                    500

Peter J. Alofsin
275 Promenade Street,
Ste. 300
Providence RI 02908                                    500

Timothy Alsheimer
Four Winds Bellevue Ave
Newport  RI 02840                                      100

Vince Arcello
651 W. Main Rd.
Middletown RI 02842                                    100

Terry Badger
85 Summer Street
Oakland ME 04963                                       500

Mark Beall
12790 Atlantic Avenue
Lakewood, CO  80228                                    500

David Donner
51 Marland Road
Colorado Springs, CO  80906                          1,000

Meredith Donner
51 Marland Road
Colorado Springs, CO  80906                          1,000


Robert J. Beuchler
The Principal Group
102 S. Tejon Street,Ste. 300
Colorado Springs CO   80903                            500

David J. Binkowski
Bink, Inc.
3808 South Sherman Street
Englewood CO  80110                                    500

Thomas H. Blaney II
201 Line Road
Bellemead NJ  08502                                    100

Robert Borday
4 Wolcott Avenue
Jamestown RI 02835                                     100

Thomas Darrell Carico
C/O Ricky D. Wolfe
322 Savannah Ave.
Statesboro GA 30458                                  2,000

John H. Cox
The Provident
5613 DTC Parkway, Ste. 150
Englewood CO 80111                                     500

Michael L. Ebert
Ebert & Rehorn
4455 E. Camelback, Ste. E-180
Phoenix  AZ 85018                                      500

Charles Ellsworth
1158 Eudora Street
Denver CO 80209                                        500

Jack W. Eversull
The Eversull Group
5728 LBJ Freeway,
Ste. 200
Dallas TX 75240                                        100


Arthur Frank
30 Mongenais St.
Providence RI 02909                                    100

Amy Hand
2965 S. Williams
Denver CO 80210                                        500

David Hand
2965 S. Williams
Denver CO 80210                                        500

Craig Hart
7014 E. Camelback Rd. No. 580
Scottsdale AZ 85251                                    100

Margaret Heath
357 Harris Hill Rd.
Poland  ME 04274                                       500

Don Hejmanowski
2013 Torwood Circle
Plainfield IL 60544                                    100

Constance Holland
P.O. Box 250
Mystic, CT                                           3,000

Chuck Holland
245 Taragona Way
Daytona Beach, FL                                    3,000

Roger Huglion
255 W. 84th St. Apt. 3B
New York  NY 10024                                     100

James W. Johnson
1225 E. Commodore Place
Tempe AZ 85283                                         500


Robert B. Johnson
California Federal
1225 E. Commodore Place
Tempe AZ  85283                                        500


Ning Luh
12925 Creamery Hill Drive
Germantown MD 20874                                    100

Pasquale Maiorino
c/o Platz Associates
Two Great Falls Plaza
Auburn ME 04210                                      2,000

Steven Merrell
C/O Lewis F. Merrell
3313 Riley
Plano TX   75025                                       500

Amanda Merrell
C/O Lewis F. Merrell
3313 Riley
Plano TX  75025                                        500

Matthew Merrell
C/O Lewis F. Merrell
3313 Riley
Plano TX 75025                                         500

Lewis F. Merrell
3313 Riley
Plano TX   75025                                     4,400

Joyce Merrell
3313 Riley
Plano TX 75025                                       4,400

Lane G. Neville
3300 N. Central, Ste. 750
Phoenix AZ  85012                                      500


Hunter Pell
C/O Lewis F. Merrell
3313 Riley
Plano TX  75025                                        500

Jessica Pell
C/O Lewis F. Merrell
3313 Riley
Plano TX 75025                                         500

Peter Pescosolido
374 Commonwealth Rd.
Wayland MA 01778                                     1,000

John Petruney
66 Haskell St.
Beverly Farms MA 01915                                 100

Michael G. Pfalmer
Rampart Distribution
Colorado Springs CO 80909                              500

Thomas Platz
c/o Platz Associates
Two Great Falls Plaza
Auburn ME 04210                                      2,000

Dyer Powell
R.J. Steichen Securities
10 Division Arcade
Buffalo MN 55313                                       500

Paul Raducha
Exercycle Corporation
667 Providence Street
Woonsocket RI 02895                                    100

Richard Reavis
651 W. Main Rd.
Middletown RI 02842                                    100


Jeff Revious
761 Garfield
Denver CO 80206                                        500

Romeo Rubitaille
53 Slade St.
Pawtucket RI 02688                                     100

Jack Santos
466 Great Rd.
Lincoln RI 02865                                       100

James R. Simmons
Nadeau & Simmons
1250 Turks Head Building
Providence RI 02903                                  1,000

Amy Simmons
C/O Jim Simmons
1250 Turks Head Building
Providence RI  02903                                 1,000

Andy Small
39 School St.
Newport RI 02840                                       100

David Smith
3 Restmere Terrace
Middletown RI 02842                                    100

Glen Smith
1 Sunset Hill RD.
Middletown RI 02842                                    100

Sean Sullivan
7 Colonial Dr.
Middletown RI 02840                                    100

Stephanie Thatcher
C/O Thomas S. Thatcher
2321 Juniper Lane
Amarillo TX 79109                                      500


Steven B. Thatcher
85 Newbury Street
Boston MA 02116                                        500

Michael T. Thatcher
C/O John J. Wallace, Jr.
17 W. Cheyenne Mtn. Blvd.
Colorado Springs CO 80906                              500

Seth T. Thatcher
C/O Thomas S. Thatcher
2321 Juniper Lane
Amarillo  TX  79109                                    500

JoAnn Thatcher
2321 Juniper Lane
Amarillo TX 79109                                    1,000

Thomas S. Thatcher
2321 Juniper Lane
Amarillo TX 79109                                    1,000

Mills T. Thatcher
125 Gideon Lawton Lane
Portsmouth RI 02871                                  5,000

Grayson S. Thatcher
125 Gideon Lawton Lane
Portsmouth RI 02871                                  5,350

Jennifer M. Thatcher
125 Gideon Lawton Lane
Portsmouth RI 02871                                  6,000

Meredith Wallace
17 W. Cheyenne Mtn. Blvd.
Colorado Springs CO 80906                            4,400

John J. Wallace, Jr.
17 W. Cheyenne Mtn. Blvd.
Colorado Springs  CO  80906                          4,400


Jay Weibel
29 Bowens Wharf
Newport  RI 02840                                      600

Johanna Werner
2123 Stanford Avenue
St. Paul MN 55105                                    3,000

Patrick J. Werner
903 St. Clair
St. Paul MN 53105                                    3,000

Anthony M. Werner
3701 E. Cactus Creek Court
Highlands Ranch CO  80126                            3,000

Kevin Werner
3175 Limerick Lane
Sheboygan WI  53080                                  5,000

Mary Belle Werner
2620 N. 40th Street
Sheboygan, WI 53083                                  6,300

Christopher Anthony Werner
P.O. Box 216
Kohler, WI 53083                                    10,500

Mary Elizabeth Werner
P.O. Box 216
Kohler, WI 53083                                    10,850

Paula Werner-Kletzein
2026 N. 6th Street
Sheboygan WI  53083                                  3,000

Gretchen Werner-Schuttey
9704 Old Barn Rd.
Meqoun WI 53072                                      3,000


Adeline Wolfe
322 Savannah Avenue
Statesboro GA 30458                                  1,000

Grant Wolfe
322 Savannah Avenue
Statesboro GA  30458                                 1,000

Ricky D. Wolfe
322 Savannah Avenue
Statesboro GA 30458                                  2,000

Camille Wolfe
322 Savannah Avenue
Statesboro GA 30458                                  2,000

TOTALS                                          21,322,800



                              PLAN OF DISTRIBUTION

The shares of our common stock registered hereunder may be sold, if desired, by our selling shareholders, subsequent to a registered broker/dealer establishing an automated quotation on the Over-the-Counter Bulletin Board.

The Selling Shareholders' shares must be offered:

(i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise;

(ii) at the market or through market makers or into an existing market for the securities;

(iii)in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or

(iv) in combinations of any of such methods of sale. The shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

If a dealer is utilized in the sale of the shares in respect of which our prospectus is delivered, the selling shareholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

Sales of our shares at the market and not at a final price, which are made into an existing market for the shares, will be made by our selling shareholders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets. A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our prospectus shall have been appropriately amended or supplemented.

The Selling Shareholders may also pledge their shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the Selling Shareholders, the brokers may offer and sell the pledged shares.

Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if the broker-dealer acts as agent for the purchaser of the shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with sales of the shares.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Shareholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

The Selling Shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares.

Limited State Jurisdictions Where Securities Are to be Offered

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented. Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Upon approval, the securities will be offered in at least the following jurisdictions by salespersons of the issuer:

Florida
Washington, D.C.
Colorado
New York

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that the Company register the shares in the state in which such investor resides. However, the Company is under no obligation to do so, and may refuse any such request.

Special Standards for Securities Sold in California

Each California investor must have an annual gross income of at least $65,000 and a net worth, exclusive of home, furnishings and automobiles, of at least $250,000, or in the alternative, a net worth, exclusive of home, furnishings and automobiles, of at least $500,000. In addition, an investor's total purchase may not exceed 10% of such investor's net worth.

Investor Relations Arrangements

Our company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL.


        UNTIL ____________________, 2000 (45 DAYS AFTER THE DATE OF THIS
         PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
           COMMON STOCK OFFERED HEREUNDER MAY BE REQUIRED TO DELIVER A
                                   PROSPECTUS.

====================================================================


====================================================================

                            ------------------------


                Subject to Completion Dated ______________, 2000



                               PVAXX CORPORATION

                               4,708,985 Shares

                                 Common Stock

                               TABLE OF CONTENTS

Prospectus Summary
Risk Factors
     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                                   F-1

-------------------------------

                                     PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN) PROVIDES THAT:

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In
(1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The directors and officers of our company are covered by a policy of liability insurance.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the sale of the Shares are estimated as follows:

Securities and Exchange Commission registration fee*          $  9,900
Legal Fees and expenses*                                        25,870
Accounting fees and expenses*                                   33,000
Printing and Engraving*                                         10,000
Miscellaneous*                                                   4,880
                                                            ----------
TOTAL                                                         $ 75,000
                                                ----------------------
*estimated


ITEM 26.   UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

Oak Brook Capital IV, Inc. was incorporated under the laws of the State of Colorado on May 15, 1998. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. Oak Brook elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended.

A Plan and Agreement of Share Exchange was executed on May 19, by and among Oak Brook PVAXX, Mark T. Thatcher and Gerard M. Werner, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transaction contemplated therein. Oak Brook is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Blvd., Colorado Springs, Colorado 80906, its principal executive office at 1250 Turks Head Building, and its phone number is (401) 272-5800; PVAXX is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Ft. Myers, State of Florida, its principal executive office at 12730 New Brittany Boulevard, Ft. Myers, FL 33907, and its phone number is (941)274-9355; and Mark T. Thatcher is the Chairman and Secretary and Gerard M. Werner is the President and a Director of Oak Brook.

The respective boards of directors of Oak Brook and PVAXX deemed it desirable and in the best interests of their respective corporations, for Oak Brook to acquire the outstanding capital stock of PVAXX in exchange for the issuance of shares of the common and preferred stock of Oak Brook and proposed, declared advisable and approved such share exchange (the "PVAXX EXCHANGE") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors and a vote by the shareholders of Oak Brook and PVAXX.

APPROVAL OF PLAN AND AGREEMENT OF SHARE EXCHANGE

The Board of Directors and shareholders have unanimously approved a Plan and Agreement of Share Exchange (the "Exchange"), whereby Oak Brook acquired all of the issued and outstanding capital stock of PVAXX in exchange for 20,000,000 shares of the Common stock of Oak Brook and 10,000,000 shares of the Preferred Stock of Oak Brook.

CONVERSION OF PVAXX'S STOCK AND OTHER SECURITIES:

PVAXX shareholders surrendered one hundred percent (100%) of their issued and outstanding common and preferred shares to Oak Brook in exchange for receipt of one hundred percent (100%) of PVAXX shares, Oak Brook, on the terms and subject to the conditions herein set forth, issued and delivered to PVAXX shareholders:

       (i) Issuance of Shares and Options in connection with the PVAXX Exchange. The aggregate number of Oak Brook Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange shall be twenty million (20,000,000) As soon as practicable after the PVAXX Exchange became effective, Oak Brook caused its transfer agent (the "Transfer Agent") to issue to the shareholders of oak Brook, on a pro rata basis, an aggregate of twenty million (20,000,000) Shares of Oak Brook common stock in exchange for all the existing shares of PVAXX common stock.

            The calculation of pro rata distributions for the purposes of this section shall be made by dividing the aggregate number of Oak Brook Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange by the aggregate number of PVAXX Shares of common stock issued or reserved as a result of options, warrants, convertible securities or other commitments. No other issuance of securities is required to effect the PVAXX Exchange.

            (ii)  Fractional Interests.   No fractional shares of common stock
            of Oak Brook or certificate or script representing the same was Issued. In lieu thereof each holder of PVAXX Shares or PVAXX Options having a fractional interest arising upon such conversion was rounded up into one full additional share of Oak Brook common stock;

            (iii) Status of Common Stock. All Shares of common stock of Oak Brook into which PVAXX Shares were converted as herein provided were fully paid and non-assessable and issued in full satisfaction of all rights pertaining to such Shares;

            The PVAXX Exchange was intended to qualify as an I.R.C. 368(b) tax-free reorganization. At the Closing, (a) PVAXX delivered to Oak Brook a statement (in such form as may be reasonably requested by counsel to Oak Brook) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) PVAXX shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement.

All of the sales of securities prior to the date hereof were made in reliance upon Section 4(2), 4(6) and Rule 505 and 506 of Regulation D of the Securities Act, which provides exemption for transactions not involving a public offering. All certificates are "restricted securities" and bear a restrictive legend. See "Description of Securities--Shares Eligible for Future Sale."

Certain of these shares were issued without registration under the Securities Act, by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. Each recipient of shares delivered appropriate investment representations to the Company with respect thereto and consented to the imposition of restrictive legends upon the certificates evidencing the shares.

ITEM 27.   EXHIBITS.

                                INDEX TO EXHIBITS


EXHIBIT  NO.    DESCRIPTION


##   2.10       Plan of Share Exchange dated May 19, 2000;

##   2.11       Articles of Share Exchange between Oak Brook Capital IV,
                Inc. and PVAXX Corporation, dated June 26, 2000;

#    3(a)       Articles of Incorporation

#    3(b)       Bylaws
#    4(a)       Agreements Defining Certain Rights of Shareholders

#    4(b)       Specimen Stock Certificate

x    4(c)       Subscription Agreement

x    4(d)       Investor Representation Letter

x    5.1        Opinion of Nadeau & Simmons, P.C. regarding the legality
                of the securities being offered hereby.

     7          Not applicable

     9          Not applicable

##   10.1       Issuance of Restricted Shares from Authorized Shares

##   10.2       Opinion to Transfer Agent Authorizing Issuance of
                Restricted Shares from Authorized Shares

x    10.3       Employment Agreements (Stevens and Wade)

x    10.4       Lease


     11         Not applicable

     14         Not applicable

     16         Not applicable

##   20.1       Board of Director's Resolution's authorizing merger and
                name change from Oak Brook Capital IV, Inc. to PVAXX
                Corporation;

     21         Not applicable

x    23.1       Consent of Counsel (contained in Exhibit 5.1)

x    24.1       Consent of Dennis W. Bersch, CPA.

x    27         Financial Data Schedule

     28         Not applicable
#    99.1       Safe Harbor Compliance Statement

____________________________

## incorporated herein by reference from Registrant's Amendment to Form 8-K, filed July 10, 2000

#    incorporated herein by reference from Registrant's Third
     Amendment to Form 10SB12G, filed August 5, 1999.

x    filed herewith


ITEM 28.   UNDERTAKINGS.

The undersigned hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form SB-2 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

PVAXX CORPORATION

By:  /s/ Henry Stevens

________________________________
HENRY STEVENS
Chairman

Date: December 18, 2000


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Henry Stevens, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for then and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                 TITLE                DATE
-----------------------------------------------------------------

/s/ Bryan Wade            Secretary            December 18, 2000
